As Filed with the Securities and Exchange Commission on July 16, 2010

Registration No. 333-166283

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

(Registrant)

(Exact name of registrant as specified in its charter)

Delaware	6799	80-6160257
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o Jefferies Commodity Investment Services, LLC One Station Place Three North Stamford, CT 06902 (203) 708-6500		Andrew R. Kaplan, Esq. c/o Jefferies Commodity Investment Services, LLC One Station Place Three North Stamford, CT 06902 (203) 708-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	(Do not check if a smaller reporting company) ☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
Jefferies S&P 500 VIX Short-Term Futures ETF Common Units of Beneficial Interest	8,000,000	$50.00	$400,000,000.00	$28,520.00

[1]	The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $50.00 per Share.
[2]

The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above. An initial registration fee of $7,130.00 was paid on April 23, 2010. At the time of the initial filing, the proposed maximum aggregate offering price per Share was $100.00 and, therefore, the registrant listed 1,000,000 Shares as the amount of Shares to be registered. The registrant now anticipates that the proposed maximum aggregate offering price per Share will be $50.00 and therefore, the initial registration fee accounted for the registration of 2,000,000 Shares with respect to the April 23, 2010 filing. 6,000,000 additional Shares were registered and a registration fee of $21,390.00 was paid with respect thereto with the filing of Pre-Effective Amendment No. 1 on June 18, 2010.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 16, 2010.

Jefferies S&P 500 VIX Short-Term Futures ETF

8,000,000 Common Units of Beneficial Interest

Jefferies S&P 500 VIX Short-Term Futures ETF, the Fund, is organized as a Delaware statutory trust. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shares may be purchased from the Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of 10,000 Shares, called a Basket. The Fund will issue its Shares in Baskets to Authorized Participants continuously at the net asset value of 10,000 Shares. The Form of Participant Agreement sets forth the terms and conditions on which an Authorized Participant may create or redeem a Basket. The offering of Shares will terminate on the third anniversary of the registration statement of which this Prospectus is a part unless prior thereto a new registration statement is filed.

The Shares will trade on the NYSE Arca under the symbol VIXX.

The Fund establishes long positions in futures contracts underlying the S&P 500 VIX Short-Term FuturesTM Index ER, or the VIX Futures Index, with a view to tracking the changes, whether positive or negative, in the level of the VIX Futures Index over time.

The VIX Futures Index is designed to provide investors with exposure to one or more maturities of futures contracts on the CBOE Volatility Index®, or the Volatility Index, which reflects implied volatility in the S&P 500® Index at various points along the volatility forward curve.

The Volatility Index is a benchmark index designed to estimate expected volatility in large cap U.S. stocks over 30 days in the future by averaging the weighted prices of certain put and call options on the S&P 500® Index. Because the Volatility Index may increase in times of uncertainty, the Volatility Index is commonly known as the “fear gauge” of the broad U.S. equities market. The VIX Futures Index and the Volatility Index historically have had negative correlations to the S&P 500® Index.

The Fund does not intend to outperform the VIX Futures Index. The Managing Owner will seek to cause the net asset value of the Fund to track the level of the VIX Futures Index during periods in which the level of the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising.

Except when aggregated in Baskets, the Shares are not redeemable securities.

THE SHARES ARE SPECULATIVE SECURITIES AND THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 21.

•	Futures trading is volatile and even a small movement in market prices could cause large losses for investors in the Fund.
•

The Managing Owner and its trading principals have not managed any other public commodity pool or any other commodity pool that seeks to track an index of commodity futures, although certain of the trading principals do have experience managing other types of private commodity pools, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

•	You could lose all or substantially all of your investment.
•	The Fund will be subject to actual and potential conflicts of interest involving the Managing Owner, the Clearing Broker, various futures brokers and the Authorized Participants.
•

Investors in the Fund will pay fees in connection with their investment in Shares including asset-based management fees of 0.75% per annum. The Fund will also pay additional fees and expenses up to an aggregate of 0.14% per annum of the daily net asset value of the Fund, or the Overall Expense Cap. The Managing Owner has agreed to pay any additional fees and expenses incurred by the Fund (other than management fees) to the extent that they exceed the Overall Expense Cap, subject to reimbursement, as described herein.

•	Fees and commissions are charged, and expenses are incurred, regardless of profitability and may result in depletion of assets and, as a result, losses to your investment.

On [•], 2010, Jefferies & Company, Inc., as the Initial Purchaser, subject to certain conditions, agreed to purchase and take delivery of 100,000 Shares, which comprise the initial Baskets, at a purchase price of $50.00 per Share ($500,000 per Basket), as described in “Plan of Distribution.” This price has been arbitrarily determined inasmuch as the Shares will have no inherent value at the Fund’s inception, and it is not indicative of prices that will prevail in the trading market. The Initial Purchaser proposes to offer the Shares to the public at a per-Share price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with its sale of Shares to the public.

Authorized Participants may from time-to-time offer to the public Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts with the Authorized Participant. In addition, the Fund will pay a marketing fee to the Distributor. For more information regarding items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 85.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. THE SHARES ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF ANY OF THE MANAGING OWNER, THE INITIAL PURCHASER, ANY AUTHORIZED PARTICIPANT, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

[            ], 2010

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 44 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 10.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 14 THROUGH 28.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS WILL BE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1290 BROADWAY, SUITE 1100, DENVER, COLORADO 80203; TELEPHONE NUMBER (303) 623-2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTER, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-4412. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S FUTURES BROKERS) WILL BE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O JEFFERIES COMMODITY INVESTMENT SERVICES, LLC, ONE STATION PLACE, THREE NORTH, STAMFORD, CT 06902; TELEPHONE NUMBER (203) 708-6500. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTP://WWW.JAMFUNDS.COM/JCIS. ADDITIONAL REPORTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED

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FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND WILL FILE PERIODIC, QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE FUND WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGING OWNER, THE INITIAL PURCHASER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “THE FUND IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

“STANDARD & POOR’S®”, “S&P®”, “S&P 500®”, “STANDARD & POOR’S 500™” AND “S&P 500 VIX SHORT-TERM FUTURES™” ARE TRADEMARKS OF S&P AND HAVE BEEN LICENSED FOR USE BY THE MANAGING OWNER. “VIX” IS A REGISTERED TRADEMARK OF THE CBOE AND HAS BEEN LICENSED FOR USE BY S&P.

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JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

Prospectus Section	Page

PART ONE DISCLOSURE DOCUMENT

SUMMARY	1

The Fund	1
Shares Listed on the NYSE Arca	1
Purchases and Sales in the Secondary Market, and on the NYSE Arca	1
Pricing Information Available on the NYSE Arca and Other Sources	1
CUSIP Number	2
Risk Factors	2
The Trustee	3
The Managing Owner	4
Investment Objective of the Fund; The VIX Futures Index	4
The Value of the Shares Should Track Closely the Changes in the Level of the VIX Futures Index	6
The Futures Broker	6
The Administrator	6
The Distributor	7
Limitation of Liabilities	7
Creation and Redemption of Baskets	7
The Offering	8
Authorized Participants	8
Net Asset Value	8
Clearance and Settlement	8
Segregated Accounts/Interest Income	8
Fees and Expenses	9
Breakeven Amounts	10
Distributions	10
Fiscal Year	10
Financial Information	10
U.S. Federal Income Tax Considerations	10
Breakeven Table	10
Reports to Shareholders	12

ORGANIZATION CHART	13

ACCOUNTANT

THE RISKS YOU FACE	14

(1) The Value of the Shares Relates Directly to the Value of the VIX Futures and Other Assets Held by The Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares	14

Prospectus Section		Page

(2)	Numerous Factors May Affect the Value of the Price of the VIX Futures, and in turn, the value of the Fund’s Shares	14
(3)	The Fund’s Investments Are Indirectly Concentrated in Large-Cap U.S. Equities	14
(4)	The Fund Is Subject To Issuer Risk	14
(5)	The Fund is Subject To Market Risk	15
(6)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares	15
(7)	Non-concurrent Trading Hours Between the NYSE Arca and the Futures Exchange on Which the VIX Futures are Traded May Impact the Value of Your Investment	15
(8)	The Lack of Active Trading Markets For the Shares May Result in Losses on Your Investment in The Fund at the Time of Disposition of Your Shares	15
(9)	A Liquid Trading Market For Shares Of The Issuers Underlying The S&P 500® Index May Not Develop Or Exist, Which In Turn, May Adversely Affect The Value Of The Shares Of The Fund	16
(10)	Price Volatility May Possibly Cause the Total Loss of Your Investment	16
(11)	Potentially Illiquid Markets, Disruption of Market Trading and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of the Fund And, In Turn, The Value Of Your Shares	16
(12)	Because Futures Contracts and other Derivatives Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss. Therefore, the Value of Your Investment Could Decrease Significantly while Overall Stock Prices are Rising and the Economy as a Whole Prospering	16
(13)	An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Volatility in Securities	17
(14)	You May Not Rely on Past Index Results in Deciding Whether to Buy Shares, Therefore, You Will Have to Make Your Decision to Invest in the Fund on the Basis of Limited Information	17

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Prospectus Section		Page

(15)	The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of the VIX Futures Index. As a Result, There Will be Times When the Fund’s Performance Will Not Meet the Investment Expectations of the Shareholders	17
(16)	The Fund is Not Actively Managed and Will Track the VIX Futures Index During Periods in Which the VIX Futures Index Is Flat or Declining as Well as When the VIX Futures Index Is Rising. Therefore, Investors Will Not be Protected Against Declines in the VIX Futures Index That Can Have a Significantly Adverse Impact on the Shares	17
(17)	Shareholders Have No Rights Against the VIX Futures Index Committee For Decisions That May Negatively Affect the Existence of the VIX Futures Index or the VIX Futures Index Level	17
(18)	The Index Committee and Index Sponsor Have No Obligation to Consider Your Interests in Calculating or Revising the VIX Futures Index. Some of Their Actions Could Adversely Affect the Value of the Shares	18
(19)	The Index Committee and Index Sponsor Have No Obligation to Consider Your Interests and May Adjust the VIX Futures Index in ways that May Negatively Affect its Level, and, in Turn, the Value of Your Shares	18
(20)	Jefferies Group, Inc. and Its Affiliates May Publish Research That Conflicts With Each Other and Which May Negatively Impact the Value of the Fund and Your Shares	18
(21)	Calculation of the VIX Futures Index May Not be Possible or Feasible Under Certain Events or Circumstances. Such Interruption in the Index Calculation May Have an Adverse Effect on the Value of Your Shares	18
(22)	The Volatility Index Is a Theoretical Calculation. In Turn, the VIX Futures Are Financially and Not Physically Settled. Therefore, the Value of the VIX Futures May Not be as Accurate as the Value of Physically Settled Futures Contracts	18
(23)	Your Shares Are Not Directly Linked to the Volatility Index and the Value of Your Shares May Be Less Than It Would Have Been Had Your Shares Been Directly Linked to the Volatility Index	19

Prospectus Section		Page

(24)	The Volatility Index Is A Measure of Forward Volatility of the S&P 500® Index and Your Shares Are Not Linked to the Options Used to Calculate the Volatility Index, to the Actual Volatility of the S&P 500® Index or the Equity Securities Included in the S&P 500® Index, Nor Will the Return on Your Shares Be a Participation in the Actual Volatility of the S&P 500® Index	19
(25)	The Level of the Volatility Index Has Historically Reverted to a Long-Term Mean Level and Any Increase in the Spot Level of the Volatility Index Will Likely Continue To Be Constrained	19
(26)	The Policies of the Index Sponsor and the CBOE and Changes That Affect the Composition and Valuation of the S&P 500® Index, the Volatility Index or the VIX Futures Index Could Adversely Affect the Net Asset Value and Market Value of Your Shares	19
(27)	The VIX Futures Index and VIX Index Futures Have Limited Historical Information	20
(28)	A Change In The Ownership Of The VIX Futures Index May Change The Determination, Valuation Methodology Or Any Other Aspect Of The VIX Futures Index In A Manner That May Be Adverse To The VIX Futures Index, And Ultimately, The Value Of Your Shares	20
(29)	Cessation Of Publication Of The VIX Futures Index May Materially And Adversely Affect The Activities Of The VIX Futures Index Futures Contracts, And In Turn, The Managing Owner May Terminate The Fund	20
(30)	The Shares Are a New Securities Product and Their Value Could Decrease If Unanticipated Operational or Trading Problems Arise	21
(31)	The Liquidity Of The Shares Of The Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Fund, Which Could Adversely Affect The Value Of Your Shares	21
(32)	As the Managing Owner and Its Trading Principals Have No History of Operating Investment Vehicles Like the Fund, Their Experience May Be Inadequate or Unsuitable to Manage the Fund	21
(33)	The Fund Has No Past Performance on Which to Rely on in Deciding Whether to Buy Shares	21
(34)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets and, as a Result, Losses to Your Investment	21

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Prospectus Section		Page

(35)	Changing Prices of the VIX Futures May Result in a Reduced Amount Payable Upon Redemption	21
(36)	The Fund Will Experience A Loss If It Is Required To Sell Treasuries At A Price Lower Than The Price At Which They Were Acquired	22
(37)	The Fund May Terminate Because The Managing Owner May Be Unwilling Or Unable To Continue To Service The Fund Or Owners May Vote To Terminate The Fund, Each Of Which May Adversely Affect The Value Of Your Portfolio	22
(38)	The Value of Your Shares May Be Adversely Affected by Redemption Orders That Are Subject to Suspension, Postponement, or Rejection Under Certain Circumstances	22
(39)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders	23
(40)	Shareholders Do Not Have Certain Rights and Protections Enjoyed by Investors in Certain Other Vehicles, Such As Corporations	23
(41)	The Value of the Shares Will Be Adversely Affected If the Fund is Required to Indemnify the Trustee or the Managing Owner	23
(42)	The Net Asset Value Calculation of the Fund, And In Turn, The Value Of Your Shares, May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of Net Asset Value Calculation	23
(43)	Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders Will Increase a Shareholder’s Liability	24
(44)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements	24
(45)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund And The Effect Of Such Future Regulatory Changes Or Actions On The Fund Could Be Substantial And Adverse	24

Prospectus Section		Page

(46)	Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted by Regulatory and Exchange Position Limits, Position Accountability Levels and Other Rules and Could Result in Tracking Error Between Changes in the Net Asset Value per Share and Changes in the Level of the VIX Futures Index, or Could Result in the Shares Trading at a Premium or Discount to Net Asset Value per Share	24
(47)	The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares	25
(48)	Futures-Linked Investments, such as Forward Agreements, Swaps, or other OTC Derivatives Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain	26
(49)	Proposed Legislation and Regulatory Changes May Materially Affect the Decision of the Managing Owner to Transact in One or More Futures-Linked Investments, Which May be Detrimental to the Fund	26
(50)	Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions	26
(51)	Items of Income, Gain, Deduction, Loss and Credit with Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Fund Tax Items	27
(52)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future, And In Turn, May Adversely Affect The Value Of Your Shares	27
(53)	Failure of Futures Commission Merchants or Futures Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All	27
(54)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Fund	27
(55)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares	28

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SUMMARY

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including all exhibits to the registration statement of which this Prospectus is a part, before deciding to invest in Shares. This Prospectus is intended to be used beginning [    ], 2010.

The Fund

The Fund was formed as a Delaware statutory trust on April 21, 2010. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances). The principal office of the Fund is located at c/o Jefferies Commodity Investment Services, LLC, One Station Place, Three North, Stamford, CT 06902, and the telephone number is (203) 708-6500.

Shares Listed on the NYSE Arca

The Shares will be listed on the NYSE Arca under the symbol VIXX.

Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market, and on the NYSE Arca

The Shares will trade on the NYSE Arca like any other equity security.

Baskets of Shares may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. It is expected that Baskets will be created when there is sufficient demand for Shares that the market price per Share is at a premium to the net asset value per Share. Authorized Participants are expected to sell such Shares, which will be listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca and the supply of and demand for the Shares at the time of sale. This price is expected to fall between the net asset value per Share and the trading price of the Shares on the NYSE Arca at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the net asset value per Share. Investors seeking to purchase or sell Shares on any day generally are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the net asset value per Share, but these valuations generally are expected to be very close. Investors will be able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via the NYSE Arca. The intra-day indicative value per Share is based on the prior day’s final net asset value, adjusted once every fifteen seconds throughout the trading day to reflect the percentage price changes of the Fund’s futures contracts and holdings of United States Treasuries and other high credit quality short-term fixed income securities to provide a continuously updated estimated net asset value per Share.

Investors may purchase and sell Shares through traditional brokerage accounts. Purchases and sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the NYSE Arca and Other Sources

The following table lists additional NYSE Arca symbols and their meanings with respect to the Fund, the Shares and the S&P 500 VIX Short-Term FuturesTM Index ER, or the VIX Futures Index:

VIXXIV	Intra-day indicative value per Share
VIXXSO	Number of outstanding Shares
VIXXNV	End of day net asset value of the Fund
SPVXSP	Intra-day and VIX Futures Index closing level as of close of NYSE Arca from the prior day

The intra-day data in the above tables will be published once every fifteen seconds throughout each trading day.

SUMMARY (cont’d)

Standard and Poor’s Financial Services, LLC, S&P or the Index Sponsor, will publish the daily closing level of the VIX Futures Index as of the close of the NYSE Arca. The Managing Owner will publish the net asset value of the Fund, the net asset value per Share and the number of outstanding Shares daily. Additionally, the Index Sponsor will publish the intra-day Index level, and the Managing Owner will publish the indicative value per Share (quoted in U.S. dollars) and the number of outstanding Shares once every fifteen seconds throughout each trading day.

The intra-day level of the VIX Futures Index (symbol: SPVXSP) and the intra-day indicative value per Share (symbol: VIXXIV) (each quoted in U.S. dollars) will be published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The current trading price per Share (symbol: VIXX) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The number of outstanding Shares (symbol: VIXXSO) will be published once every fifteen seconds throughout the trading day and as of the close of business on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor.

The most recent end-of-day VIX Futures Index closing level (symbol: SPVXSP) will be published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: VIXXNV) will be published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund will be published the following morning on the consolidated tape.

All of the foregoing information with respect to the VIX Futures Index will also be published at

http://www.Standardandpoors.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the VIX Futures Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the VIX Futures Index or any data included in the VIX Futures Index.

CUSIP Number

The Fund’s CUSIP number is 47233K105.

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has particular risks that are set forth elsewhere in this Prospectus.

•	The Fund has no operating history. Therefore, a potential investor has no performance history to serve as a factor for evaluating an investment in the Fund.

•	Past performance, when available, is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•

The trading of the Fund takes place in very volatile markets that may be subject to sudden and rapid changes. Consequently, all or substantially all of your investment in the Fund could be lost quickly.

•

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other public commodity pool or any other commodity pool that seeks to track an index of commodity futures, although certain of the trading principals do have experience managing other types of private commodity pools, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

•

The Fund will be subject to fees and expenses in the aggregate amount of approximately 0.89% per annum as described herein. The Fund will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of U.S. Treasury

SUMMARY (cont’d)

bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities, exceed these fees and expenses of approximately 0.89% per annum. The Fund is expected to earn interest income equal to 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of July 14, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund will be required to earn from its futures trading approximately 0.73% per annum, or $0.37 per annum per Share at $50.00 as the net asset value per Share, in order for an investor to break even on an investment during the first twelve months of an investment. Actual interest may be higher or lower.

•

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the VIX Futures Index or any VIX Future by investing in a specific futures contract that is a part of the VIX Futures Index, the Fund may invest in one or more forward agreements, swaps, or other over-the-counter, or OTC, derivatives, which we refer to collectively as Futures-Linked Investments, referencing the VIX Futures. Investing in Futures-Linked Investments exposes the Fund to counterparty risk, or the risk that a Futures-Linked Investment counterparty will default on its obligations under the Futures-Linked Investment.

•

The VIX Futures have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. VIX Futures have frequently exhibited very high contango in the past, resulting in a significant cost to “roll” the futures. The existence of contango in the futures markets could result in negative “roll yields”, which could adversely affect the value of the VIX Futures Index underlying your Shares.

•	Fees and commissions are charged regardless of profitability and may result in depletion of assets and, as a result, losses to your investment.

•	There can be no assurance that the Fund will achieve profits or avoid losses, significant or otherwise.

•	Performance of the Fund may not track the VIX Futures Index during particular periods or over the long term.

•

Certain potential conflicts of interest exist. The futures brokers may have a conflict of interest between their execution of trades for the Fund and for their other customers. More specifically, the futures brokers will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the futures brokers have fewer resources to allocate to the Fund’s account due to the existence of such other clients. Proprietary trading by the Managing Owner, its affiliates, and its and their trading principals may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Fund. The Trustee has only nominal duties and liabilities to the Fund.

Under the Amended and Restated Declaration of Trust of the Fund, or the Declaration of Trust, the

SUMMARY (cont’d)

Managing Owner has the exclusive management, authority and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Managing Owner

Jefferies Commodity Investment Services, LLC, a Delaware limited liability company, will serve as Managing Owner of the Fund. The Managing Owner was formed on December 2, 2009. The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund. The Managing Owner has no experience in operating commodity pools and managing futures trading accounts of this type. The Managing Owner has been registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and has been a member of the National Futures Association, or the NFA, since December 22, 2009. As a registered commodity pool operator and commodity trading advisor, with respect to the Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner also will be subject to periodic inspections and audits by the CFTC and NFA. The principal office of the Managing Owner is located at One Station Place, Three North, Stamford, CT 06902. The telephone number of the Managing Owner is (203) 708-6500.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other public commodity pool or any other commodity pool that seeks to track an index of commodity futures, although certain of the trading principals do have experience managing other types of private commodity pools, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund. The Management Fee will not be subject to the Overall

Expense Cap as described in this Prospectus. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

Investment Objective of the Fund; The VIX Futures Index

The Fund seeks to track changes, whether positive or negative, in the level of the VIX Futures Index, over time. The Fund will pursue its investment objective primarily by maintaining long futures positions corresponding to the futures contracts underlying the VIX Futures Index, with an aggregate notional amount equal to the Fund’s total capital. The Fund may use alternative futures contracts or over-the-counter derivatives under certain circumstances. The Fund’s performance also will reflect the difference, positive or negative, between its interest income from its holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities, over the expenses of the Fund.

The VIX Futures Index is designed to provide an exposure to one or more maturities of futures contracts on the CBOE Volatility Index, or the Volatility Index, which reflect implied volatility in the S&P 500® Index at various points along the volatility forward curve, or VIX Futures. VIX Futures trade on the CBOE Futures Exchange, or the CFE. The Volatility Index is a benchmark index designed to estimate expected volatility in large cap U.S. stocks over 30 days in the future by averaging the weighted prices of certain put and call options on the S&P 500® Index. During periods of market instability, the implied level of volatility of the S&P 500® Index typically increases and, consequently, the prices of options linked to the S&P 500® Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the Volatility Index to increase. Because the Volatility Index may increase in times of uncertainty, the Volatility Index is commonly known as the “fear gauge” of the broad U.S. equities market. The Volatility Index and the VIX Futures Index historically have had negative correlations to the S&P 500® Index. The correlation table below illustrates the negative correlations of the Volatility Index and the VIX Futures Index to the S&P 500® Index for the three year period ended December 31, 2009. In this table, statistically, investments with a correlation of 1.0000 increase or decrease at the same time, while investments with a correlation of -1.0000 always move in the opposite direction. This table illustrates the correlation of the Volatility Index and the VIX Futures Index to the S&P 500® Index (the S&P 500® Index has a correlation of 1.000, meaning it is perfectly correlated with itself).

Index	Correlation to the S&P 500® Index
S&P 500® Index	1.0000
Volatility Index	-0.6625
VIX Futures Index	-0.7422

The VIX Futures Index measures the return from a daily rolling long position in the first and second month VIX Futures, targeting a constant weighted average futures maturity of one month. The Fund will acquire and roll long positions in the first and second month VIX Futures with a view to

SUMMARY (cont’d)

tracking the level of the VIX Futures Index over time. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for delivery of the underlying asset or for settlement in cash based on the level of the underlying asset. As the futures contracts underlying the VIX Futures Index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling”.

The Fund will both roll and rebalance its holdings of VIX Futures in a manner that is consistent with the method described under “Description of the VIX Futures Index.” The Fund will rebalance its holding of VIX Futures in order to ensure that its portfolio of VIX Futures will accurately reflect the composition of the VIX Futures Index.

The VIX Futures Index was created by the Index Sponsor.

The Fund does not intend to outperform the VIX Futures Index. The Managing Owner will seek to cause the net asset value of the Fund to track the VIX Futures Index during periods in which the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising. For the avoidance of doubt, the Fund does not seek to track the Volatility Index.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares will trade on the NYSE Arca and provide investors with indirect access to the futures markets. The Shares may be bought and sold throughout the business day at real-time prices on the NYSE Arca like other exchange-listed securities. Investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than constructing and trading a comparable portfolio of VIX Futures due to the relatively low minimum amount for an investment in the Fund by comparison to the amount of initial margin deposit required to establish and maintain a portfolio of futures designed to track the VIX Futures Index, the limited liability nature of an investment in Shares (a futures trading account does not offer limited liability), and the administrative convenience of buying a security rather than establishing and continuously rolling a portfolio of futures.

The level of the VIX Futures Index is calculated in accordance with the method described in “—Composition of the VIX Futures Index” below. The value of the VIX Futures Index in real time and at the close of trading on each Index business day will be published by Standard & Poor’s or a successor under the ticker symbol SPVXSP.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the VIX Futures Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the VIX Futures Index or any data included in the VIX Futures Index.

The intra-day indicative value per Share is based on the prior day’s final net asset value, adjusted once every fifteen seconds throughout the trading day to reflect the percentage price changes of the Fund’s futures contracts and holdings of United States Treasuries and other high credit quality short-term fixed income securities to provide a continuously updated estimated net asset value per Share. The final net asset value of the Fund and the final net asset value per Share will be calculated as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the CFE, the exchange on which the VIX Futures are traded, there is no effect on the net asset value calculations as a result.

The value of the Shares is expected to fluctuate in relation to changes in the net asset value of the Fund. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are generally expected to be very close. See “The Risks You Face – (6) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.”

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. The Fund has no performance history. The value of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the net asset value of the Fund.

SUMMARY (cont’d)

The Value of the Shares Should Track Closely the Changes in the Level of the VIX Futures Index

The Shares are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of the VIX Futures Index, over time. The Managing Owner will seek to cause the net asset value of the Fund to track the level of the VIX Futures Index during periods in which the level of the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising.

The value of the Shares is expected to fluctuate in relation to changes in the value of the Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations generally are expected to be very close.

The Fund will hold a portfolio of VIX Futures as well as cash and U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities for deposit with the Fund’s Clearing Broker as margin. The Fund’s portfolio will be traded with a view to tracking the VIX Futures Index, over time, whether the VIX Futures Index is rising, falling or flat over any particular period. The Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions.

The Futures Broker

A variety of executing brokers will execute futures transactions on behalf of the Fund. The executing brokers will give-up all transactions to Credit Suisse Securities (USA) LLC, which will serve as the Fund’s clearing broker, or Clearing Broker. In its capacity as clearing broker, the Clearing Broker will execute and clear the Fund’s futures transactions and will perform certain administrative services for the Fund. Credit Suisse Securities (USA) LLC is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, which we refer to collectively as Brokerage Expenses, subject to the Overall Expense Cap as described in this Prospectus. For a more detailed explanation of the Brokerage Expenses, see page 44.

On average, total charges paid to the Clearing Broker are expected to be less than $3.50 per round-turn trade, although the Clearing Broker’s brokerage commissions and fees will be determined on a contract-by-contract, or round-turn basis.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator

The Managing Owner, on behalf of the Fund, has appointed The Bank of New York Mellon as the administrator, or Administrator, of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon will serve as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon will serve as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the current list of names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-4412. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the “Plan of Distribution” Section. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including:

SUMMARY (cont’d)

Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4412.

Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, the Administrator up to 0.05% of the daily net asset value per annum of the Fund for administration fees, monthly in arrears, subject to the Overall Expense Cap.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by the Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

The Distributor

The Managing Owner, on behalf of the Fund, has appointed ALPS Distributors, Inc., or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. ALPS Distributors will retain all marketing materials at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577. Investors may contact ALPS Distributors toll-free in the U.S. at (877) 369-4617. The Fund has entered into a Marketing Agreement with ALPS Distributors. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver-based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange-traded funds. ALPS Fund Services, Inc. and its affiliates provide fund administration services to funds with assets in excess of $40 billion. ALPS Distributors, Inc. provides distribution services to funds with assets of more than $220 billion.

The Fund will pay ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Shareholders will be entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

Creation and Redemption of Baskets

The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 10,000 Shares. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Baskets are created and redeemed continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create or redeem a Basket is accepted by the Fund. Baskets are created and redeemed at the net asset value of 10,000 Shares as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create or redeem a Basket is accepted by the Fund. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction

SUMMARY (cont’d)

fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

See “Creation and Redemption of Baskets” for more details.

The Offering

On [    ], 2010, Jefferies & Company, Inc., as the Initial Purchaser, subject to certain conditions, agreed to purchase and take delivery of 100,000 Shares, which comprise the initial Baskets of the Fund, at a purchase price of $50.00 per Share ($500,000 per Basket), as described in “Plan of Distribution.”

The Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund. Baskets will be created at the net asset value of 10,000 Shares as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) be a direct participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. The list of current Authorized Participants can be obtained from the Administrator.

Net Asset Value

Net asset value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles.

See “Description of the Shares; The Fund; Certain Material Terms of the Declaration of Trust – Net Asset Value” for more details.

Clearance and Settlement

The Shares are evidenced by a global certificate that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering will be deposited in cash in a segregated account in the name of the Fund at the Clearing Broker in accordance with CFTC investor protection and segregation requirements or with the custodian. The Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Clearing Broker or the Custodian each month. In an attempt to increase interest income earned, the Managing Owner expects to invest the assets of the Fund that are not on deposit as margin in support of futures positions in U.S. Treasury bills generally with a maturity of less than one year, certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations and other high credit quality short-term fixed income securities. As of July 14, 2010, the interest rate expected to be earned by the Fund is estimated to be 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills. Actual interest income could be higher or lower.

This interest income will be used by the Fund to pay its expenses. See “Fees and Expenses” for more details.

SUMMARY (cont’d)

Fees and Expenses

Management Fee	The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund and will not be subject to the Overall Expense Cap (as defined below). The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), subject to the Overall Expense Cap described below.

Brokerage Commissions and Fees	The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, which we refer to collectively as Brokerage Expenses, subject to the Overall Expense Cap described below. On average, total charges paid to the Clearing Broker are expected to be less than $3.50 per round-turn trade, although the Clearing Broker’s brokerage commissions and fees will be determined on a contract-by-contract basis.

Routine Operational, Administrative and Other Ordinary Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, distribution and marketing fees, legal and accounting fees and expenses, audit fees and expenses, tax preparation fees and expenses, filing fees, and printing, mailing and duplication costs, subject to the Overall Expense Cap described below.

Overall Expense Cap	The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund, which we refer to as Covered Expenses, to the extent that, in the aggregate, they exceed 0.14% per annum of the daily net asset value of the Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.14% per annum overall expense cap in respect of such month. The 0.75% per annum Management Fee described above and the extraordinary fees and expenses described below are not subject to the Overall Expense Cap. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.

Extraordinary Fees and Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will not be subject to the Overall Expense Cap. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First Out of Interest Income	The Management Fee, all expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of Shares, Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund (including reimbursement payments to the Managing Owner) will be paid first out of interest income from the Fund’s holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities. To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

Selling Commission	Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months of investment is 0.89% per annum of the net asset value of the Fund, plus the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares.

The Fund will be subject to fees and expenses in the aggregate amount of approximately 0.89% per annum as described herein. The Fund will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities, exceed these fees and expenses of approximately 0.89% per annum. The Fund is expected to earn interest income equal to 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of July 14, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund will be required to earn from its futures trading approximately 0.73% per annum, or $0.37 per annum per Share at $50.00 as the net asset value per Share, in order for an investor to break even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The Fund’s fiscal year ends on December 31 of each year.

Financial Information

The Fund was recently organized and has no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the “Material U. S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $50.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

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Breakeven Table

	Dollar Amount and Percentage of Expenses of the Fund
Expense[1]	$	%

Management Fee	$0.38	0.75%

Organization and Offering Expense and Routine Operational, Administrative and Other Ordinary Expenses[2,3,4,9]	$0.03	0.06%

Brokerage Commissions and Fees[5,6,9]	$0.04	0.08%

Interest Income[7]	$(0.08)	(0.16)%

12-Month Breakeven[8]	$0.37	0.73%

1.	The breakeven analysis assumes that the Shares have a constant month-end Fund net asset value and is based on $50.00 as the net asset value per Share. See “Charges” on page 44 for an explanation of the expenses included in the “Breakeven Table.”
2.	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates, for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), subject to the Overall Expense Cap described in Footnote 9.
3.	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund, subject to the Overall Expense Cap described in Footnote 9.
4.	In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
5.	The Fund will pay to the Clearing Broker all Brokerage Expenses, subject to the Overall Expense Cap described below. The actual amount of brokerage commissions and trading fees to be incurred by the Fund will vary based upon the trading frequency of the Fund and the specific futures contracts traded.
6.	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
7.	Interest income currently is estimated to be earned at a rate of 0.16%, based upon the yield of 3-month U.S. Treasury bills as of July 14, 2010. Actual interest income could be higher or lower.
8.	The Fund is subject to (i) a Management Fee of 0.75% per annum, (ii) estimated brokerage commissions and fees of 0.08% per annum and (iii) estimated organization and offering expense, routine operational, administrative and other ordinary expenses of 0.06% per annum. Items (ii) and (iii) above are subject to the Overall Expense Cap described in Footnote 9. The Fund is subject to fees and expenses in the aggregate amount of approximately 0.89% per annum. The Fund will be successful only if its annual returns from the underlying futures contracts, including annual income from U.S. Treasury bills, generally with a maturity of less than one year, exceeds approximately 0.89% per annum. The Fund is expected to earn 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of July 14, 2010. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund would be required to earn from its futures trading approximately 0.73% per annum, or $0.37 per annum per Share, in order for an investor to break even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower. The Fund is subject to the Overall Expense Cap described in Footnote 9.
9.	The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund, which we refer to as Covered Expenses, to the extent that, in the aggregate, they exceed 0.14% per annum of the daily net asset value of the Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.14% per annum overall expense cap in respect of such month. The 0.75% per annum Management Fee and the extraordinary fees and expenses described herein are not subject to the Overall Expense Cap. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.jamfunds.com/jcis. The Fund will file periodic, quarterly and annual reports with the SEC. Investors can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

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ORGANIZATION CHART

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

*	A wholly owned subsidiary of Jefferies Group, Inc.

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

Market and Related Risks

(1)	The Value of the Shares Relates Directly to the Value of the VIX Futures and Other Assets Held by The Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares.

The Shares are designed to reflect as closely as possible the changes, whether positive or negative, in the level of the VIX Futures Index, over time, through the Fund’s portfolio of VIX Futures and/or, if applicable, Futures-Linked Investments that reference the VIX Futures Index. The value of the Shares relates directly to the changes in market value, over time, whether positive or negative, of the VIX Futures, the Futures-Linked Investments (if any) and the value of the U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities, less the liabilities (including estimated accrued but unpaid expenses) of the Fund.

(2)	Numerous Factors May Affect the Value of the Price of the VIX Futures, and in turn, the value of the Fund’s Shares.

The price of the VIX Futures may fluctuate widely. Several factors may affect the price of the VIX Futures, including, but not limited to:

•

Prevailing market prices and forward volatility levels of the U.S. stock markets, the equity securities included in the S&P 500® Index and the S&P 500® Index, and prevailing market prices of options on the S&P 500® Index, the Volatility Index, options on the Volatility Index, related futures contracts on the Volatility Index, or any other Futures-Linked Investments related to the S&P 500® Index and the Volatility Index;

•	Expectations among market participants that the value of securities included in the S&P 500® Index will soon change;

•

Expectations among market participants that the volatility as measured by the Volatility Index will either increase or decrease, as applicable, which will then affect the value of the VIX Futures, and ultimately the value of your Shares;

•	Global and domestic supply and demand of each of the equity securities underlying the S&P 500® Index;

•	Supply and demand of with respect to the VIX Futures;

•	Supply and demand in the listed and over-the-counter equity derivative markets;

•	Investment and trading activities of mutual funds, hedge funds and futures funds; and

•	Global or regional political, economic, geographic, ecological or financial events and situations.

(3)	The Fund’s Investments Are Indirectly Concentrated in Large-Cap U.S. Equities.

Because the Volatility Index is calculated by reference to the prices of options on the securities comprising the S&P 500® Index, all of which are large-cap U.S. equity securities, the Fund will be subject to the implied volatility of large-cap U.S. equities only. As a result, the Fund will be non-diversified in that the Fund will not gain an exposure to the implied volatility of other types of equities (e.g., mid-cap equities, small-cap equities, foreign equities, etc.). This concentrated exposure to the implied volatility of large-cap U.S. equities only may result in greater volatility in the levels of the Volatility Index, the VIX Futures Index and the value of the Shares than could be achieved through a diversified exposure to the implied volatility of the broader equity markets.

(4)	The Fund Is Subject To Issuer Risk.

The prices of the VIX Futures and the profitability of an investment in Shares depends upon the performance of individual companies comprising the S&P 500® Index. Any issuer may perform poorly, causing the value of its securities to decline.

Poor performance may be caused by poor management decisions, competitive pressures, changes in technology, disruptions in supply, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors. Issuers may, in times of distress or on their own discretion, decide to reduce or eliminate dividends, which may also cause their stock prices to decline, which may negatively impact the S&P 500® Index. While historically the Volatility Index has exhibited a negative correlation to the stock market and therefore negative news about equity securities has at times tended to have a favorable impact on the Volatility Index, there can be no assurance that poor performance of an issuer in the S&P 500® Index will have a beneficial effect on VIX Futures or the VIX Futures Index. Any adverse effect on the value of the VIX Futures will adversely affect the value of your Shares.

(5)	The Fund is Subject To Market Risk.

The Fund’s net asset value is based, in part, upon the changes in the value of the VIX Futures (and, when applicable, the Futures-Linked Investments), which in turn, react to expectations regarding securities market movements. Historically, the equities markets have moved in cycles, and the value of the VIX Futures (and, when applicable, the Futures-Linked Investments) may fluctuate significantly on a daily basis, which would affect the net asset value of your Shares.

(6)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.

The net asset value per Share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per Share may be different from the net asset value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical, to the same forces influencing the prices of the VIX Futures comprising the VIX Futures Index, trading individually or in the aggregate at any point in time. Furthermore, any market forces that affect the prices of the VIX Futures may in turn also affect the Futures-Linked Investments accordingly. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time.

(7)	Non-concurrent Trading Hours Between the NYSE Arca and the Futures Exchange on Which the VIX Futures are Traded May Impact the Value of Your Investment.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca and the futures exchange on which the VIX Futures are traded. While the Shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Time, the VIX Futures trade on the CBOE Futures Exchange, or the CFE, from 7:30 a.m. to 2:15 p.m. Eastern Time. As a result, during periods when the NYSE Arca is open and the CFE on which the VIX Futures are traded is closed, liquidity in the VIX Futures market will be reduced or extremely limited, thus trading spreads and the resulting premium or discount on the Shares may widen, increasing the difference between the price of the Shares and the net asset value of such Shares.

(8)	The Lack of Active Trading Markets For the Shares May Result in Losses on Your Investment in The Fund at the Time of Disposition of Your Shares.

Although the Shares will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price you would receive if an active market did exist.

(9)	A Liquid Trading Market For Shares Of The Issuers Underlying The S&P 500® Index May Not Develop Or Exist, Which In Turn, May Adversely Affect The Value Of The Shares Of The Fund.

Although most of the shares of the issuers that comprise the S&P 500® Index, or Portfolio Securities, are listed on national securities exchanges and are widely held, the existence of a liquid trading market for certain of the Portfolio Securities may depend upon whether dealers will make a market in such Portfolio Securities.

There can be no assurance that a market will be made for any Portfolio Securities, that any market will be maintained or that any such market will be or remain liquid with respect to the Portfolio Securities. The price at which Portfolio Securities may be sold will be adversely affected if trading markets for Portfolio Securities are limited or absent. The absence of a liquid trading market for Portfolio Securities could lead to illiquidity in the markets for options on Portfolio Securities, which, in turn, could impact the calculation of the Volatility Index, the price of VIX Futures, the levels of the VIX Futures Index, and in turn, the Fund. Because the value of the Futures-Linked Investments are linked to the price of the VIX Futures, the absence of a liquid trading market for Portfolio Securities may similarly impact the value of the Futures-Linked Investments.

(10)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts and the Futures-Linked Investments have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

(11)	Potentially Illiquid Markets, Disruption of Market Trading and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of the Fund And, In Turn, The Value Of Your Shares.

The futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, government intervention and exchange regulation.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. The large size of the positions which the Fund may acquire increases the risk of illiquidity by making its positions more difficult to liquidate while increasing the losses incurred while trying to do so. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

In addition, U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices. Should the Fund invest in alternative VIX Futures it may be subject to “daily price fluctuation limits.”

Although the VIX Futures are not currently subject to “daily price fluctuation limits,” the CFE may impose such “daily price fluctuation limits” in the future. However, the VIX Futures are currently subject to “circuit breaker” halts. If the New York Stock Exchange becomes subject to a market wide trading halt commonly known as a circuit breaker, trading in the VIX Futures will also halt.

Market illiquidity and price accountability may cause losses for the Fund, and in turn, adversely affect the value of your Shares.

(12)	Because Futures Contracts and other Derivatives Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss. Therefore, the Value of Your Investment Could Decrease Significantly while Overall Stock Prices are Rising and the Economy as a Whole Prospering.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. An investment in the Shares does not involve acquiring any asset with intrinsic value. Historically the Volatility Index has exhibited a negative correlation to the stock market and, therefore, the value of your investment in the Fund could decrease significantly, while overall stock prices are rising and the economy as a whole is prospering.

(13)	An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Volatility in Securities.

The Fund constitutes a new, and thus initially untested, type of investment vehicle. It competes with other financial vehicles, including other commodity pools, hedge funds, and other instruments offered by other managers or issuers, such as notes or other forms of debt that are linked to the returns from the volatility of the S&P 500® Index. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or other instruments, which could limit the market for the Shares and reduce the liquidity of the Shares.

Index Related Risks

(14)	You May Not Rely on Past Index Results in Deciding Whether to Buy Shares, Therefore, You Will Have to Make Your Decision to Invest in the Fund on the Basis of Limited Information.

The VIX Futures Index has a limited history which might (or might not) be indicative of the future Index results or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund on the basis of limited information.

(15)	The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of the VIX Futures Index. As a Result, There Will be Times When the Fund’s Performance Will Not Meet the Investment Expectations of the Shareholders.

It is possible that the Fund’s performance may not fully replicate the changes in the level of the VIX Futures Index, due to disruptions in the markets for the VIX Futures, the imposition of position accountability by a futures exchange or the creation and imposition of new speculative position limits, or due to other extraordinary circumstances. As the Fund approaches or reaches its position accountability limits with respect to the VIX Futures comprising the VIX Futures Index, or the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the VIX Futures Index or to any VIX Future by investing in a specific futures contract that is a part of the VIX Futures Index, the Fund may invest in one or more Futures-Linked Investments referencing the VIX Futures Index, including forward contracts, swaps or other OTC derivative investments. In addition, the Fund is not able to replicate exactly the changes in the level of the VIX Futures Index because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by interest income from the Fund’s holdings of U.S. Treasury bills and other short-term high quality fixed income securities, as applicable. Tracking the VIX Futures Index requires trading of the Fund’s portfolio with a view to tracking the VIX Futures Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(16)	The Fund is Not Actively Managed and Will Track the VIX Futures Index During Periods in Which the VIX Futures Index Is Flat or Declining as Well as When the VIX Futures Index Is Rising. Therefore, Investors Will Not be Protected Against Declines in the VIX Futures Index That Can Have a Significantly Adverse Impact on the Shares.

The Fund is not actively managed by traditional methods. For example, if the VIX Futures or the Futures-Linked Investments owned by the Fund are declining in value, the Fund will not close out the VIX Futures or terminate the Futures-Linked Investments, except in connection with a change in the composition or weighting of the VIX Futures Index. The Managing Owner will seek to cause the net asset value of the Fund to track the VIX Futures Index during periods in which the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising.

(17)	Shareholders Have No Rights Against the VIX Futures Index Committee For Decisions That May Negatively Affect the Existence of the VIX Futures Index or the VIX Futures Index Level.

Although the S&P 500 VIX Futures Index Committee, or the Index Committee, may make certain decisions (such as discontinuing the VIX Futures Index) that may negatively affect the existence of the VIX Futures Index or the VIX

Futures Index levels, Shareholders will have no rights against the Index Committee. The Index Committee has no obligations relating to this offering or to the Shareholders.

(18)	The Index Committee and Index Sponsor Have No Obligation to Consider Your Interests in Calculating or Revising the VIX Futures Index. Some of Their Actions Could Adversely Affect the Value of the Shares.

The Index Committee and Index Sponsor calculate and maintain the VIX Futures Index. The Index Committee may add, eliminate or substitute the instruments underlying the VIX Futures Index or make other methodological changes that may change the level of the VIX Futures. You should realize that changing an underlying instrument included in the VIX Futures Index may significantly affect its results, either negatively or positively. Additionally, the Index Committee and/or the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the VIX Futures. Any of these actions could adversely affect the value of the Shares. The Index Committee and Index Sponsor have no obligation to consider your interests in calculating or revising the VIX Futures.

(19)	The Index Committee and Index Sponsor Have No Obligation to Consider Your Interests and May Adjust the VIX Futures Index in ways that May Negatively Affect its Level, and, in Turn, the Value of Your Shares.

The Index Committee and Index Sponsor calculate and maintain the VIX Futures Index. The Index Committee is entitled to exercise limited discretion in relation to the VIX Futures Index, including, but not limited to, calculating the VIX Futures Index levels should an extraordinary event (as provided by the VIX Futures Index rules) occur. Although the Index Committee will act and make all determinations in good faith, it should be noted that the policies and judgments for which the Index Committee is responsible may have an impact, positive or negative, on the VIX Futures Index levels, and in turn, the value of your Shares.

(20)	Jefferies Group, Inc. and Its Affiliates May Publish Research That Conflicts With Each Other and Which May Negatively Impact the Value of the Fund and Your Shares.

Jefferies Group, Inc. and its affiliates may publish research from time-to-time on the futures and equities markets and other matters that may influence the value of the Shares, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Shares. Jefferies Group, Inc. and its affiliates may have published or may publish in the future research or other opinions that call into question the investment view implicit in an investment in the Shares. Any research, opinions or recommendations expressed by these entities may not be consistent with each other and may be modified from time-to-time without notice. Shareholders should make their own independent investigation of the merits of investing in the Shares.

(21)	Calculation of the VIX Futures Index May Not be Possible or Feasible Under Certain Events or Circumstances. Such Interruption in the Index Calculation May Have an Adverse Effect on the Value of Your Shares.

Calculation of the VIX Futures Index may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Index Sponsor, which in turn may adversely impact both the VIX Futures Index and/or the VIX Futures (and the Futures-Linked Investments), as applicable. Additionally, Index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of your Shares.

(22)	The Volatility Index Is a Theoretical Calculation. In Turn, the VIX Futures Are Financially and Not Physically Settled. Therefore, the Value of the VIX Futures May Not be as Accurate as the Value of Physically Settled Futures Contracts.

The Volatility Index is a theoretical calculation and cannot be traded on a spot price basis. The settlement price of VIX Futures is based on this theoretically derived calculation. As a result, the behavior of the VIX Futures may be different from other futures contracts whose settlement price is based on a tradable asset. Therefore, the settlement price of the VIX Futures may not be as accurate as the settlement price of a physically based futures contract, and in turn, the value of your Shares may be adversely affected.

(23)	Your Shares Are Not Directly Linked to the Volatility Index and the Value of Your Shares May Be Less Than It Would Have Been Had Your Shares Been Directly Linked to the Volatility Index.

The value of your Shares will be linked to the value of the VIX Futures Index, and your ability to benefit from any rise or fall in the level of the Volatility Index will be indirect and limited. The VIX Futures Index is based upon holding a rolling long position in the VIX Futures, which are linked to the changes in the Volatility Index. These VIX Futures will not necessarily track changes in the value of the Volatility Index. Furthermore, the performance of the Futures-Linked Investments may not accurately reflect the value of the VIX Futures. Your Shares may not benefit from increases in the level of the Volatility Index because such increases will not necessarily cause the level of either the VIX Futures or the Futures-Linked Investments to rise in a commensurate amount, or at all. Accordingly, a hypothetical investment that was linked directly to the Volatility Index could generate a higher return than your Shares, which are indirectly linked to the Volatility Index.

(24)

The Volatility Index Is A Measure of Forward Volatility of the S&P 500® Index and Your Shares Are Not Linked to the Options Used to Calculate the Volatility Index, to the Actual Volatility of the S&P 500® Index or the Equity Securities Included in the S&P 500® Index, Nor Will the Return on Your Shares Be a Participation in the Actual Volatility of the S&P 500® Index.

The Volatility Index measures the 30-day forward volatility of the S&P 500® Index as calculated based on the prices of certain put and call options on the S&P 500® Index. The actual volatility of the S&P 500® Index may not conform to a level predicted by the Volatility Index or to the prices of the put and call options included in the calculation of the Volatility Index. The value of your Shares is based on the value of the VIX Futures underlying the VIX Futures Index, which in turn are linked to the changes in the levels of the Volatility Index. Additionally, the value of your Shares may be based in part on the value of the Futures-Linked Investments, which are linked to the value of the VIX Futures. Your Shares are not linked to the realized volatility of the S&P 500® Index and will not reflect the return you would realize if you owned the equity securities underlying the S&P 500® Index or if you traded the put and call options used to calculate the level of the Volatility Index.

(25)	The Level of the Volatility Index Has Historically Reverted to a Long-Term Mean Level and Any Increase in the Spot Level of the Volatility Index Will Likely Continue To Be Constrained.

In the past, the level of the Volatility Index has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. It is likely that the spot level of the Volatility Index will continue to do so in the future, especially when the current economic uncertainty recedes. If this happens, the value of the VIX Futures which are linked to the Volatility Index (and the value of the Futures-Linked Investments which are linked to the value of the VIX Futures) will likely decrease, reflecting the market expectation of reduced volatility in the future, and the potential upside of your investment in the Shares will correspondingly be limited as a result.

(26)

The Policies of the Index Sponsor and the CBOE and Changes That Affect the Composition and Valuation of the S&P 500® Index, the Volatility Index or the VIX Futures Index Could Adversely Affect the Net Asset Value and Market Value of Your Shares.

The policies of the Index Sponsor and the CBOE concerning the calculation of the level of the S&P 500® Index, the Volatility Index and the VIX Futures Index, respectively, and any additions, deletions or substitutions of equity securities or options contracts and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the S&P 500® Index, the Volatility Index or the VIX Futures Index, respectively, could affect the value of the VIX Futures Index and, therefore, the net asset value and the market value of your Shares.

S&P may add, delete or substitute the equity securities underlying the S&P 500® Index or make other methodological changes that could change the level of the S&P 500® Index. S&P may also add, delete or substitute the VIX Futures with one or more futures contracts underlying the VIX Futures Index or make other methodological changes that could change the level of the VIX Futures Index. The changing of equity securities included in the S&P 500® Index may affect the S&P 500® Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Such a change may also adversely affect the value of the put and call options used to calculate the level of the Volatility Index. The changing of the VIX Futures underlying the VIX Futures Index may affect the level of the VIX Futures Index in similar ways. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P 500® Index or the VIX Futures Index. Any of these actions could adversely affect the value of the VIX Futures and/or the Futures-Linked Investments, and in turn, your Shares. S&P has no obligation to consider your interests in calculating or revising the S&P 500® Index or the VIX Futures Index.

The CBOE may make methodological changes to the calculation of the Volatility Index that could affect the value of VIX Futures, which are linked to the Volatility Index and, consequently, the value of your Shares. There can be no assurance that the CBOE will not change the Volatility Index calculation methodology in a way which may adversely affect the value of your Shares. Additionally, the CBOE may alter, discontinue or suspend calculation or dissemination of the Volatility Index and/or the exercise settlement value. Any of these actions could adversely affect the value of the VIX Futures and/or the Futures-Linked Investments, and in turn, your Shares. The CBOE has no obligation to consider your interests in calculating or revising the Volatility Index or in calculating the exercise settlement value.

(27)	The VIX Futures Index and VIX Index Futures Have Limited Historical Information.

The VIX Futures Index tracked by the Fund was created in December 2008 and the Index Sponsor has published limited closing levels information that covers a period prior to December 2008. In addition, the VIX Futures linked to the Volatility Index have only traded freely since March 26, 2004, and not all futures of all relevant maturities have traded at all times since that date.

Because the VIX Futures Index and the VIX Futures linked to the Volatility Index are of recent origin and only a limited amount of historical data exists with respect to them, your investment in the Shares may involve a greater risk than investing in alternate securities linked to one or more indices with an established performance record. Although past performance is not indicative of future performance, a longer history of actual performance may, or may not be, helpful in providing additional information on which to assess the validity of the methodology that the VIX Futures Index makes use of as the basis for an investment decision.

(28)	A Change In The Ownership Of The VIX Futures Index May Change The Determination, Valuation Methodology Or Any Other Aspect Of The VIX Futures Index In A Manner That May Be Adverse To The VIX Futures Index, And Ultimately, The Value Of Your Shares.

The VIX Futures Index may be sold from time-to-time. Upon completion of a sale of the VIX Futures Index, there can be no assurance that a new index sponsor will not change the determination, valuation methodology or any other aspect of the VIX Futures Index in a manner that may be adverse to the VIX Futures Index, and ultimately, the value of your Shares.

(29)	Cessation Of Publication Of The VIX Futures Index May Materially And Adversely Affect The Activities Of The VIX Futures Index Futures Contracts, And In Turn, The Managing Owner May Terminate The Fund.

The VIX Futures Index is administered, calculated and published by the Index Sponsor, which has the right to cease publication of such Index at its discretion at any time. If a replacement Index has been implemented, the Managing Owner may, nevertheless, determine that it may become inadvisable to invest in the VIX Futures Index Futures Contracts because of the possible change in the underlying nature of the replacement Index. Furthermore, if the Managing Owner also determined that no adequate substitute to the VIX Futures exists, the Managing Owner may ultimately decide to liquidate the Fund.

Fund Structure and Management Related Risks

(30)	The Shares Are a New Securities Product and Their Value Could Decrease If Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(31)	The Liquidity Of The Shares Of The Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Fund, Which Could Adversely Affect The Value Of Your Shares.

If one or more Authorized Participants which have substantial interests in the Shares of the Fund were to withdraw from participation, the liquidity of the affected Shares may decrease, which may adversely affect the value of your Shares or lead to tracking error between the market price per Share and the net asset value per Share.

(32)	As the Managing Owner and Its Trading Principals Have No History of Operating Investment Vehicles Like the Fund, Their Experience May Be Inadequate or Unsuitable to Manage the Fund.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other public commodity pool or any other commodity pool that seeks to track an index of commodity futures, although certain of the trading principals do have experience managing other types of private commodity pools, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

(33)	The Fund Has No Past Performance on Which to Rely on in Deciding Whether to Buy Shares.

The Fund has not commenced trading and does not have a performance history upon which to evaluate your investment in the Fund. Although past performance is not necessarily indicative of future results, if the Fund had a performance history, such performance history might (or might not) provide you with more information on which to evaluate an investment in the Fund.

(34)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets and, as a Result, Losses to Your Investment.

Investors in the Fund will pay fees in the aggregate amount of approximately 0.89% per annum as described herein. Additionally, investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.

The Fund is expected to earn interest income equal to 0.16% per annum, based upon the yield of 3-month U.S. Treasury bills as of July 14, 2010.

Consequently, depending upon the interest rate environment, and the rate of inflation, the expenses of the Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise, by investing in the Fund.

(35)	Changing Prices of the VIX Futures May Result in a Reduced Amount Payable Upon Redemption.

The Volatility Futures Index is composed of futures contracts on the Volatility Index. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for delivery of the underlying asset or for settlement in cash based on the level of the underlying asset. As the futures contracts underlying the VIX Futures Index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield”. The actual realization of a potential roll yield will be dependent upon the level of the Volatility Index price relative to the unwind price of the Volatility Index futures contract at the time of hypothetical sale of the contract. The contracts included in the VIX Futures Index have not historically exhibited consistent periods of backwardation, and backwardation will most likely not exist at many, if not most times. Moreover, the VIX Futures have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. VIX Futures have frequently exhibited very high contango in the past, resulting in a significant cost to “roll” the futures. The existence of contango in the futures markets could result in negative “roll yields”, which could adversely affect the value of the VIX Futures Index underlying your Shares. In a contango market, in order for an investment in Shares to be profitable, the Fund must achieve profits in excess of the negative roll yield.

(36)	The Fund Will Experience A Loss If It Is Required To Sell Treasuries At A Price Lower Than The Price At Which They Were Acquired.

The value of Treasuries generally moves inversely with movements in interest rates. If interest rates increase after the Fund has purchased Treasuries, the value of such Treasuries will decrease. If the Fund is required to sell Treasuries at a price lower than the price at which they were acquired, the Fund will experience a loss and the value of your Shares will decrease.

(37)	The Fund May Terminate Because The Managing Owner May Be Unwilling Or Unable To Continue To Service The Fund Or Owners May Vote To Terminate The Fund, Each Of Which May Adversely Affect The Value Of Your Portfolio.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. The Managing Owner may withdraw from the Fund upon 120 days’ notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. If the Managing Owner discontinues its activities on behalf of the Fund and a substitute managing owner has not been appointed, the Fund will terminate and your investment in Shares will be terminated at a time that is not of your choosing, and may adversely affect the value of your portfolio.

Owners of 50% of the Shares have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to invest in the Index through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares; The Fund; Certain Material Terms of the Declaration of Trust – Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Clearing Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

(38)	The Value of Your Shares May Be Adversely Affected by Redemption Orders That Are Subject to Suspension, Postponement, or Rejection Under Certain Circumstances.

The Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of the Fund. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay. The Fund and the Managing Owner disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(39)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund will be subject to actual and potential conflicts of interest involving the Managing Owner, various futures brokers and Authorized Participants. The Managing Owner and its trading principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, parties involved with the Fund may have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to the Clearing Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Clearing Broker.

(40)	Shareholders Do Not Have Certain Rights and Protections Enjoyed by Investors in Certain Other Vehicles, Such As Corporations.

As beneficial interests in a Delaware statutory trust, the Shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation. In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Managing Owner). Therefore, an investment in Shares does not provide certain rights and protections offered by an investment in certain other investment vehicles, such as corporations.

(41)	The Value of the Shares Will Be Adversely Affected If the Fund is Required to Indemnify the Trustee or the Managing Owner.

Under the Declaration of Trust, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without their gross negligence or willful misconduct. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee in connection with the Fund. Any sale of that kind would reduce the net asset value of the Fund.

(42)	The Net Asset Value Calculation of the Fund, And In Turn, The Value Of Your Shares, May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of Net Asset Value Calculation.

Calculating the net asset value of the Fund includes, in part, any unrealized profits or losses on open futures contracts. Under normal circumstances, the net asset value of the Fund reflects the settlement price of open futures contracts on the date when the net asset value is being calculated. However, if a futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the Fund on such day will not accurately reflect the realizable market value of such futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a futures contract. Although the VIX Futures are not currently subject to daily limits, the VIX Futures are currently subject to “circuit breaker” halts. If the New York Stock Exchange becomes subject to a market wide trading halt commonly known as a circuit breaker, trading in the VIX Futures will also halt. Therefore, as a result of the “circuit breaker,” the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the Fund could be under or overstated, perhaps to a significant degree.

(43)	Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders Will Increase a Shareholder’s Liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

Regulatory Related Risks

(44)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements.

The Fund is not registered as an investment company under the Investment Company Act of 1940, and it is not required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies, such as, for example, the requirement that investment companies must have a board of directors comprised of disinterested directors which oversees the registered fund’s activities with respect to entering into advisory contracts and other agreements and the requirement that investment companies must establish policies and procedures that address various conflicts of interest. Furthermore, the Investment Company Act of 1940 imposes a number of investment restrictions and diversification requirements, prohibitions against certain transactions with affiliates, and regulates a number of additional areas. Investors in Shares will not have the benefit of any of these protections.

(45)	Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund And The Effect Of Such Future Regulatory Changes Or Actions On The Fund Could Be Substantial And Adverse.

        Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material and adverse extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

For example, the Dodd Frank Wall Street Reform and Consumer Protection Act, or the Reform Act, has now been approved by the U.S. House of Representatives and the U.S. Senate and President Obama is expected to sign it into law. The Reform Act includes provisions that comprehensively regulate the OTC derivatives markets for the first time.

The Reform Act will require that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC- or CFTC-mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives. Although the Reform Act includes limited exemptions from the clearing and margin requirements for so-called “end-users”, the Fund does not expect to be able to rely on such exemptions. In addition, the OTC derivative dealers with which the Fund executes the majority of its OTC derivatives will not be able to rely on the end-user exemptions under the Reform Act and therefore such dealers will be subject to clearing and margin requirements notwithstanding whether the Fund is subject to such requirements. OTC derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as they currently are allowed to do. This will further increase the dealers’ costs, which costs are expected to be passed through to other market participants in the form of higher fees and less favorable dealer marks.

The SEC and CFTC may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the OTC markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into highly tailored or customized transactions.

OTC derivative dealers and major OTC derivatives market participants will be required to register with the SEC and/or CFTC. The Fund or the Managing Owner may be required to register as major participants in the OTC derivatives markets. Dealers and major participants will be subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are exchange-traded or cleared. OTC derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may increase the overall costs for OTC derivative dealers, which are likely to be passed along, at least partially, to market participants in the form of higher fees or less advantageous dealer marks. The overall impact of the Reform Act on the Fund is highly uncertain and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime.

(46)	Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted by Regulatory and Exchange Position Limits, Position Accountability Levels and Other Rules and Could Result in Tracking Error Between Changes in the Net Asset Value per Share and Changes in the Level of the VIX Futures Index, or Could Result in the Shares Trading at a Premium or Discount to Net Asset Value per Share.

CFTC and commodity exchange rules impose speculative position limits and position accountability levels on market participants, including the Fund, trading in certain futures contracts. Position limits prohibit any person from holding a position of more than a specific number of such futures contracts. Under the rules of a futures exchange, an investor such as the Fund that holds a certain number of futures contracts may be required by the futures exchange to limit or decrease its holdings of such futures contracts pursuant to the futures exchange’s position accountability rules.

Although the VIX Futures are not currently subject to position limits, the VIX Futures are currently subject to position accountability rules.

Under the current rules of the CFE, a person who owns or controls more than 15,000 net long or net short VIX Futures in the expiring contract months commencing on the Friday prior to the final settlement date of the expiring month would be subject to the CBOE’s accountability rules and may be required to:

•	refrain from establishing additional positions in the VIX Futures;

•	reduce any positions that exceed the 15,000 VIX Futures of the type described above; or

•	comply with any prospective levels or limits as prescribed by the CBOE.

Similar to the purposes of speculative position limits, position accountability rules are intend to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Subject to any relevant exemptions, traders, such as the Fund, may not exceed the number of VIX Futures that the Fund may hold under the position accountability rules, either individually, or in the aggregate with other persons with whom they are under common control or ownership. If the Managing Owner determines that the Fund’s trading may be approaching the maximum number of VIX Futures that may be held by the Fund under the position accountability rules, the Fund may reduce its trading in the VIX Futures or trade in other instruments that the Managing Owner determines comply with the rules and goals of the VIX Futures Index. Position accountability levels are subject to change by the relevant exchange.

The Fund is subject to position accountability levels and, consequently, the Fund’s ability to issue new Baskets or to reinvest income in additional VIX Futures may be limited to the extent that these activities would cause the Fund to exceed the position accountability level, unless the Fund trades alternative futures contracts or Futures-Linked Investments, such as forward contracts, swaps or other OTC derivatives, in addition to and as a proxy for the VIX Futures. The position accountability levels and the use of alternative futures contracts or Futures-Linked Investments in addition to or as a proxy for VIX Futures may affect the correlation between changes in the net asset value per Share and changes in the level of the VIX Futures Index, and the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value per Share.

It is possible that in the future, an exchange such as the CBOE may propose new rules with respect to position accountability for traders engaged in indexed-based trading, such as the trading engaged in by the Fund. Depending on the outcome of any future rulemaking, the rules concerning position accountability may be amended in a manner that is either detrimental or favorable to the Fund. For example, if the amended rules are detrimental to the Fund, the Fund’s ability to issue new Baskets, or its ability to reinvest income in additional VIX Futures, may be limited to the extent these activities would cause the Fund to exceed the applicable position accountability levels. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

(47)	The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.

Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if the Shares are delisted.

(48)	Futures-Linked Investments, such as Forward Agreements, Swaps, or other OTC Derivatives Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain.

The Managing Owner may determine that the Fund may enter into one or more Futures-Linked Investments through a dealer market which is dominated by major money center banks and is substantially unregulated. Thus, you do not receive the same protection as provided to futures traders in United States markets by the CFTC, regulatory scheme or the statutory scheme of the Commodity Exchange Act.

Markets in which the Fund may effect a transaction in one or more Futures-Linked Investments are in the “over-the-counter” unregulated private markets. The participants and dealers in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the exchange-based markets. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a credit or liquidity problem or a dispute over the terms of the contract (whether or not bona fide), thus causing the Fund to suffer a loss. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or in instances where the Fund has concentrated its transactions with a single or small group of counterparties. Recent events surrounding the bankruptcies or similar proceedings of various counterparties and dealers have demonstrated certain risks of the Fund engaging in these “over-the-counter” transactions in unregulated private markets. Therefore, the Fund faces the risk of non-performance by the counterparties to the Futures-Linked Investments and such non-performance may cause some or all of the Fund’s gain, if any, on its Futures-Linked Investments to be unrealized.

The Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and the Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

The Futures-Linked Investments have terms that make them less marketable than VIX Futures. Futures-Linked Investments are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

(49)	Proposed Legislation and Regulatory Changes May Materially Affect the Decision of the Managing Owner to Transact in One or More Futures-Linked Investments, Which May be Detrimental to the Fund.

Legislative proposals that have been introduced in Congress in 2009 such as the Over-the-Counter Derivatives Market Act of 2009 would govern the current unregulated swaps markets and participants in these markets. Such legislation would require certain swaps to be traded on regulated exchanges and cleared through clearinghouses, the federal registration of dealers and major swap participants (it is possible that the Fund could be considered to be a major swap participant depending on the volume and nature of its transactions), impose new margin and collateral requirements, impose position limits on the number of transactions a trader may engage in, require the reporting to regulators and/or swap repositories of transactions, among other regulatory requirements. These proposed regulatory developments could materially affect the decision of the Managing Owner to transact in one or more Futures-Linked Investments, the manner in which the Fund engages in these transactions and the costs of such transactions. The failure of a counterparty to fulfill its obligations under a Futures-Linked Investment contract could result in losses for the Fund.

Tax Related Risks

(50)	Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

(51)	Items of Income, Gain, Deduction, Loss and Credit with Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Fund Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.

(52)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future, And In Turn, May Adversely Affect The Value Of Your Shares.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

Other Risks

(53)	Failure of Futures Commission Merchants or Futures Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Clearing Broker fails to do so, the assets of the Fund might not be fully protected in the event of the Clearing Broker’s bankruptcy. Furthermore, in the event of the Clearing Broker’s bankruptcy, the Fund could be limited to recovering either a pro-rata share of all available funds segregated on behalf of the Clearing Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to the Fund was held by the Clearing Broker. The Clearing Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Futures Brokers.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its Clearing Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

(54)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Fund.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(55)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

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INVESTMENT OBJECTIVE OF THE FUND

Investment Objective

The Fund seeks to track changes, whether positive or negative, in the level of the VIX Futures Index, over time. The Fund will pursue its investment objective primarily by maintaining long futures positions corresponding to the futures contracts underlying the VIX Futures Index, with an aggregate notional amount equal to the Fund’s total capital. The Fund may use alternative futures contracts or over-the-counter derivatives under certain circumstances. The Fund’s performance also will reflect the difference, positive or negative, between its interest income from its holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities, over the expenses of the Fund.

The VIX Futures Index is designed to provide an exposure to one or more maturities of futures contracts on the CBOE Volatility Index, or the Volatility Index, which reflect implied volatility in the S&P 500® Index at various points along the volatility forward curve, or VIX Futures. VIX Futures trade on the CBOE Futures Exchange, or the CFE. The Volatility Index is a benchmark index designed to estimate expected volatility in large cap U.S. stocks over 30 days in the future by averaging the weighted prices of certain put and call options on the S&P 500® Index. During periods of market instability, the implied level of volatility of the S&P 500® Index typically increases and, consequently, the prices of options linked to the S&P 500® Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the Volatility Index to increase. Because the Volatility Index may increase in times of uncertainty, the Volatility Index is commonly known as the “fear gauge” of the broad U.S. equities market. The Volatility Index has historically had negative correlations to the S&P 500® Index.

The VIX Futures Index measures the return from a daily rolling long position in the first and second month VIX Futures, targeting a constant weighted average futures maturity of one month. The Fund will acquire and roll long positions in the first and second month VIX Futures with a view to tracking the level of the VIX Futures Index over time. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for delivery of the underlying asset or for settlement in cash based on the level of the underlying asset. As the futures contracts underlying the VIX Futures Index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling”.

The Fund will both roll and rebalance its holdings of VIX Futures in a manner that is consistent with the method described under “Description of the VIX Futures Index.” The Fund will rebalance its holding of VIX Futures in order to ensure that its portfolio of VIX Futures will accurately reflect the composition of the VIX Futures Index.

The VIX Futures Index was created by the Index Sponsor.

The Fund does not intend to outperform the VIX Futures Index. The Managing Owner will seek to cause the net asset value of the Fund to track the VIX Futures Index during periods in which the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising. For the avoidance of doubt, the Fund does not seek to track the Volatility Index.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares will trade on the NYSE Arca and provide investors with indirect access to the futures markets. The Shares may be bought and sold throughout the business day at real-time prices on the NYSE Arca like other exchange-listed securities. Investors may purchase and sell Shares through traditional brokerage accounts.

•	Margin. Shares are eligible for margin accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than constructing and trading a comparable portfolio of VIX Futures. Futures commission merchants and commodity trading advisors typically manage individual accounts only of substantial size—frequently as much as $5,000,000 or more. Based on current initial margin deposit requirements and the Managing Owner’s estimate of the number of VIX Futures that would be required to be established in order to create a portfolio of futures that could be managed with a view to tracking the VIX Futures Index reasonably closely, constructing a comparable portfolio of futures might require an initial margin deposit of thousands of dollars. An investment in Shares is not subject to any comparable minimum investment requirement. Also, if you open an individual futures account, you generally will be liable for all losses incurred in the account, and may lose substantially more than you committed to the account. By contrast, as an investor in Shares you cannot lose more than your investment. Moreover, the Managing Owner is responsible for all aspects of the Fund’s operations. As an investor in Shares, you will receive the periodic reports described in this Prospectus, as well as information necessary for you to complete your federal income tax returns. If you were to open a futures trading account and trade a comparable portfolio of VIX Futures, you would have to handle all aspects of the trading of the account yourself.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain a full or a partial exposure to the VIX Futures Index or any VIX Future by investing in a specific futures contract that is a part of the VIX Futures Index, the Fund may:

•	invest in a futures contract referencing the VIX Futures other than the specific futures contract that is a part of the VIX Futures Index,

•	invest in a Futures-Linked Investment referencing the particular VIX Futures, or

•	invest in other futures contracts or a Futures-Linked Investment not based on the particular VIX Futures if, in the commercially reasonable judgment of the Managing Owner, such instruments tend to exhibit trading prices or returns that correlate with the VIX Futures Index or any VIX Future. Investing in Futures-Linked Investments exposes the Fund to counterparty risk, or the risk that a Futures-Linked Investment counterparty will default on its obligations under the Futures-Linked Investment.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the VIX Futures Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the VIX Futures Index or any data included in the VIX Futures Index.

The intra-day indicative value per Share is based on the prior day’s final net asset value, adjusted once every fifteen seconds throughout the trading day to reflect the percentage price changes of the Fund’s futures contracts and holdings of United States Treasuries and other high credit quality short-term fixed income securities to provide a continuously updated estimated net asset value per Share. The final net asset value of the Fund and the final net asset value per Share will be calculated as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the CFE, the exchange on which the VIX Futures are traded, there is no effect on the net asset value calculations as a result.

The Shares are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the level of the VIX Futures Index, over time. The Fund does not intend to outperform the VIX Futures Index. The Managing Owner will seek to cause the net asset value of the Fund to track the level of the VIX Futures Index during periods in which the level of the VIX Futures Index is flat or declining as well as when the VIX Futures Index is rising.

The value of the Shares is expected to fluctuate in relation to changes in the net asset value of the Fund. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are generally expected to be very close. See “The Risks You Face – (6) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.”

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. The Fund has no performance history. The value of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the net asset value of the Fund.

Role of Managing Owner

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the NFA.

The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund.

Specifically, the Managing Owner:

•	will select the Trustee, futures broker, administrator, custodian, transfer agent, distributor, marketing agent, auditor and other third-party service providers of the Fund;

•	will negotiate various agreements and fees for the Fund;

•	will perform such other services as the Managing Owner believes that the Fund may from time-to-time require; and

•

will monitor the performance results of the Fund’s portfolio and reallocate assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of the VIX Futures Index, as applicable, over time.

The principal office of the Managing Owner is located at One Station Place, Three North, Stamford, CT 06902. The telephone number of the Managing Owner is (203) 708-6500.

DESCRIPTION OF THE VIX FUTURES INDEX

“STANDARD & POOR’S®”, “S&P®”, “S&P 500®”, “STANDARD & POOR’S 500™” AND “S&P 500 VIX SHORT-TERM FUTURES™” ARE TRADEMARKS OF S&P AND HAVE BEEN LICENSED FOR USE BY THE MANAGING OWNER. “VIX” IS A REGISTERED TRADEMARK OF THE CBOE AND HAS BEEN LICENSED FOR USE BY S&P.

DISCLAIMERS

THE FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR’S AND ITS AFFILIATES (“S&P”). S&P MAKES NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE FUND OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE FUND PARTICULARLY OR THE ABILITY OF THE VIX FUTURES INDEX TO TRACK THE PERFORMANCE OF CERTAIN FINANCIAL MARKETS AND/OR SECTIONS THEREOF AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES. S&P’S ONLY RELATIONSHIP TO THE MANAGING OWNER IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE VIX FUTURES INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE MANAGING OWNER OR THE FUND. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF THE MANAGING OWNER OR THE OWNERS OF THE FUND INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE VIX FUTURES INDEX. S&P IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE FUND OR THE TIMING OF THE ISSUANCE OR SALE OF THE FUND OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUND.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE

VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE MANAGING OWNER, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

GENERAL INFORMATION

We have derived the following description of the S&P 500 VIX Short-Term FuturesTM Index ER, or the VIX Futures Index, from the S&P U.S. Index Committee Rules, which governs the management and calculation of the VIX Futures Index and is published by the Index Sponsor. We have also derived certain information about the VIX Futures Index, the S&P 500® Index and the CBOE Volatility Index®, or the Volatility Index, from public sources without independent verification.

The VIX Futures Index seeks to provide investors with exposure to one or more maturities of futures contracts on the Volatility Index, which reflects forward implied volatility in the S&P 500® Index at various points along the volatility forward curve. The Volatility Index is calculated based on the prices of put and call options on the S&P 500® Index. The VIX Futures Index is intended to reflect the returns that are potentially available through an unleveraged investment in the relevant futures contract or contracts on the Volatility Index. The VIX Futures Index measures the return from a daily rolling long position in the first and second month VIX Futures, targeting a constant weighted average futures maturity of one month.

Information contained on certain websites mentioned below is not incorporated by reference, and should not be considered to be a part of this Prospectus or any future supplement.

Publication of Index Values

The value of the VIX Futures Index in real time and at the close of trading on each Index business day will be published by Standard & Poor’s or a successor under the ticker symbol SPVXSP.

The level of the VIX Futures Index is calculated as described below under “—Composition of the VIX Futures Index” and “— Calculation of the VIX Futures Index.” We will first describe the S&P 500® Index and the Volatility Index and provide an overview of the futures markets generally before describing the VIX Futures Index in detail.

The S&P 500® Index

The Index Sponsor publishes the S&P 500® Index. The S&P 500® Index is intended to provide a broad performance benchmark for the U.S. equity markets. The daily calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange and not all 500 companies are listed on such exchange. The Index Sponsor chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. The Index Sponsor may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by the Index Sponsor include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.

The Volatility Index

We have derived all information contained in this Prospectus regarding the Volatility Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the CBOE. We make no representation or warranty as to the accuracy or completeness of such information. The Volatility Index was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the Volatility Index. The Volatility Index is reported by Bloomberg L.P. under the ticker symbol “VIX.” The Volatility Index is a benchmark index designed to estimate expected volatility in large cap U.S. stocks over 30 days in the future by averaging the weighted prices of certain put and call options on the S&P 500® Index. During periods of market instability, the implied level of volatility in the S&P 500® Index typically increases and, consequently, the prices of options linked to the S&P 500® Index typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the Volatility Index to increase. Because the Volatility Index may increase in times of uncertainty, the Volatility Index is commonly known as the “fear gauge” of the broad U.S. equities market. The Volatility Index has historically had negative correlations to the S&P 500® Index.

The calculation of the Volatility Index involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500® Index, or SPX Options, with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The Volatility Index is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions.

Although the Volatility Index measures the 30-day forward volatility in the S&P 500® Index as implied by the SPX Options, 30-day options are only available once a month. To arrive at the VIX Index level, a broad range of out-of-the money SPX Options expiring on the two closest nearby months

(“near term options” and “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the Volatility Index rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The model-free implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration. Futures on the Volatility Index were first launched for trading by the CBOE in 2004. VIX Index futures have expirations ranging from the front month consecutively out to the tenth month. Futures on the Volatility Index allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the Volatility Index. Investors that believe the implied volatility in the S&P 500® Index will increase may buy VIX futures, expecting that the level of the Volatility Index will increase. Conversely, investors that believe that the implied volatility in the S&P 500® Index will decline may sell VIX futures, expecting that the level of the Volatility Index will fall.

VIX Index futures are reported by Bloomberg L.P. under the ticker symbol “VX.”

Futures Markets

The VIX Futures Index is composed of one or more futures contracts on the Volatility Index. Futures contracts on the Volatility Index are traded on regulated futures exchanges. Additionally, forward contracts, swaps or other over-the-counter derivatives and various types of electronic trading facilities and markets may offer investments linked to the Volatility Index. At present, all of the contracts included in the VIX Futures Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price. Because the Volatility Index is not a tangible item that can be purchased and sold directly, a futures contract on the Volatility Index provides for the payment and receipt of cash based on the level of the Volatility Index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers. Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November VIX Index futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Composition of the VIX Futures Index

The S&P 500 VIX Short-Term Futures™ Index ER is composed of futures contracts on the Volatility Index with a daily rolling long position in futures contracts of specified maturities and are intended to reflect the returns that are potentially available through an unleveraged investment in those futures contracts.

The VIX Futures Index is a rolling Index, which rolls on a daily basis. One of the effects of daily rolling is to maintain a constant weighted average maturity for the underlying futures contracts. The VIX Futures Index is composed of rolling first and second month futures contracts on the Volatility Index. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for the delivery of the underlying asset or financial instrument or, in the case of futures contracts relating to indices such as the Volatility Index, a certain date for payment in cash of an amount determined by the level of the underlying index. As described in more detail below, the VIX Futures Index operates by selling futures contracts on the Volatility Index on a daily basis, specifying cash settlement on a nearby date and purchasing futures contracts on the Volatility Index on a daily basis specifying cash settlement on a later date.

The roll for each futures contract occurs on each index business day according to a pre-determined schedule that has the effect of keeping constant the weighted average maturity of the relevant futures contracts. This process is known as “rolling” a futures position, and the VIX Futures Index is a “rolling index”. The constant weighted average maturity for the futures contracts underlying the S&P 500 VIX Short-Term Futures™ Index ER is one month.

Calculation of the VIX Futures Index

The VIX Futures Index models returns from a long VIX futures position that is rolled continuously throughout the period between futures expiration dates. The S&P 500 VIX Short-Term Futures™ Index measures the return from a rolling long position in the first and second month VIX futures contracts. The VIX Futures Index rolls continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract. The Index is calculated to reflect either an excess return or a total return. The excess return version of the Index is calculated to reflect the change in market value, whether positive or negative, of the underlying index component only. The total return version of the Index is calculated to reflect the change in market value, whether positive or negative, of the underlying index component and incorporates interest accrual on the notional value of the Index based on the 3-month U.S. Treasury rate and reinvestment into the Index. The Fund seeks to track the excess return version of the VIX Futures Index.

On any S&P 500 VIX Futures Business Date, t, the VIX Futures Excess Return Index will equal the product of the VIX Futures Index Return value on the preceding business day, t-1, and the sum of 1 plus the Contract Daily Return (defined below) on the current business day, t. Mathematically, this can be represented as follows:

IndexERt = IndexERt-1 * (1+ CDRt )

where:

IndexERt-1 = The VIX Futures Index ER on the preceding business day, defined as any date on which the VIX Futures Index is calculated.

The Contract Daily Return value for any given day will equal the value of Total Dollar Weight Obtained on the current business day divided by the Total Dollar Weight Obtained (defined below) as of the preceding business day this quotient reduced 1.

CDRt = Contract Daily Return, as determined by the following formula:

The Total Dollar Weight Obtained on business day, t, or TDWOt, will equal the sum of the product of the Contract Roll Weight on date t-1 (defined below) and the price for the first VIX futures contract on date t and the product of the Contract Roll Weight on date t-1 and the price for the second VIX futures contract on date t. Similarly, the Total Dollar Weight obtained on the previous business day, t-1, will equal the sum of the product of the Contract Roll Weight and the price of the first VIX futures contract on the previous business day, t-1, and the product of the Contract Roll Weight and price of the second VIX futures contract on the previous business day, t-1. Mathematically, this can be represented as follows:

TDWOt = Total Dollar Weight Obtained on t, as determined by the following formula for each of the indices:

TDWIt-1 = Total Dollar Weight Invested on t-1, as determined by the following formula for each of the indices:

where:

CRWi,t = Contract Roll Weight of the i th VIX Futures Contract on date t.

DCRPi,t = Daily Contract Reference Price of the i th VIX Futures Contract on date t.

m = 1.

n = 2.

Contract Rebalancing

The Roll Period starts on the Tuesday prior to the monthly CBOE VIX Futures Settlement Date (the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s CBOE VIX Futures Settlement Date. Thus, the indices are rolling on a continual basis. On the business date after the current Roll Period ends the following Roll Period will begin.

The Contract Roll Weights in each of the contracts in the VIX Futures Index represents a pro-rata portion of the total number of business days remaining within a roll period. The Contract Roll Weight for the first VIX Futures Contract on any business day, t, will equal the product of 100 and the total number of business days remaining within a roll period divided by the total number of days within a roll period. Similarly, the Contract Roll Weight for the second VIX Futures Contract on any business day, t, will equal the product of 100 and the sum of the total number of business days within a roll period less the total number of days remaining within a roll period divided by the total number of days within a roll period. Mathematically, the above is represented as follows:

In calculating the Excess Return of each of the indices, the Contract Roll Weights (CRWi,t) of each of the contracts in the VIX Futures Index, on a given day, t, are determined as follows:

S&P 500 VIX Short-Term Futures™ Index

where:

dt = The total number of business days in the current Roll Period beginning with and including, the starting CBOE VIX Futures Settlement Date and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

dr = The total number of business days within a roll period beginning with, and including the following business day and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday, corresponding to the start of the Roll Period, all of the weight is allocated to the first month contract. Then on each subsequent business day a fraction of the first month VIX futures holding is sold and an equal notional amount of the second month VIX futures is bought. The fraction, or quantity, is proportional to the number of first month VIX futures contracts as of the previous index roll day, and inversely proportional to the length of the current Roll Period. In this way the initial position in the first month contract is progressively moved to the second month contract over the course of the month, until the following Roll Period starts when the old second month VIX futures contract becomes the new first month VIX futures contract and is sold everyday afterward as the process begins again.

In addition to the transactions described above, the weight of each Index component is also adjusted every day to ensure that the change in total dollar exposure for the VIX Futures Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

Base Date

The base date of the S&P 500 VIX Short-Term Futures™ Index is December 20, 2005 at a base value of 100,000.

Index Governance

The S&P 500 VIX Futures Index Committee, or the Index Committee, maintains the VIX Futures Index. The Index Committee meets regularly. At each meeting, the Index Committee reviews any significant market events. In addition, the Index Committee may revise Index policy for timing of rebalancings or other matters.

Standard & Poor’s considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

Historical Closing Levels of the VIX Futures Index

The following graph illustrates the changes in the closing levels of the VIX Futures Index from December 20, 2005 to June 14, 2010. Data from December 20, 2005 to the commencement date in December 2008 represents hypothetical values as if the VIX Futures Index had been established on December 20, 2005 and calculated according to the methodology described above since that date. Data for dates since and including the commencement date in December 2008 represent the actual values of the VIX Futures Index as calculated on such date. The historical closing levels of the VIX Futures Index shown below should not be taken as an indication of future closing levels.

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VIX FUTURES INDEX CLOSING LEVELS

(December 20, 2005 through June 14, 2010)

NEITHER THE PAST PERFORMANCE OF THE FUND, WHEN AVAILABLE, NOR THE PRIOR INDEX CLOSING LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

THE VIX FUTURES INDEX IS AN INDEX AND DOES NOT REFLECT ACTUAL TRADING OR ANY FEES OR EXPENSES. THE VIX FUTURES INDEX IS CALCULATED ON AN EXCESS RETURN BASIS.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE VIX FUTURES INDEX, BECAUSE THE VIX FUTURES INDEX WAS ESTABLISHED IN DECEMBER 2008, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE VIX FUTURES INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 2005 THROUGH DECEMBER 2008, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF COMMODITY CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE FUTURES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION AS SET FORTH, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE NOT OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS THAT TRACK A COMMODITY FUTURES INDEX. CERTAIN OF THE MANAGING OWNER’S TRADING PRINCIPALS HAVE OPERATED EXEMPT COMMODITY POOLS TO WHICH SPECIFIC CFTC DISCLOSURE STANDARDS DO NOT APPLY. PURSUANT TO APPLICABLE CFTC REGULATIONS, THE PERFORMANCE OF THESE EXEMPT POOLS IS NOT REQUIRED TO BE, AND IS NOT, PRESENTED IN THIS PROSPECTUS. THESE POOLS ARE STRUCTURED DIFFERENTLY FROM THE FUND IN THAT THEY DO NOT SEEK TO TRACK COMMODITY FUTURES INDEXES.

THERE IS NO INDICATION OF THE ABILITY OF THE MANAGING OWNER AND ITS TRADING PRINCIPALS TO MANAGE INVESTMENT VEHICLES SUCH AS THE FUND. IF THE EXPERIENCE OF THE MANAGING OWNER AND ITS TRADING PRINCIPALS IS NOT ADEQUATE OR SUITABLE TO MANAGE INVESTMENT VEHICLES SUCH AS THE FUND, THE OPERATIONS OF THE FUND MAY BE ADVERSELY AFFECTED. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

LICENSE AGREEMENT

The Managing Owner has entered into an agreement with S&P that provides it and its affiliates with a non-transferable, limited, nonexclusive and worldwide license, for a fee, with the right to use the VIX Futures Index in connection with the Fund.

MODIFICATIONS TO THE VIX FUTURES

INDEX

The Index Sponsor may revise Index policy for timing of rebalancings or other matters as described above under “Description of The VIX Futures Index—Index Governance”. The Index Sponsor or the calculation agent may also make determinations relating to market disruption and force majeure events as described below.

Market Disruption and Force Majeure Events Relating to the VIX Futures Index

If the Index Sponsor determines, in its sole discretion, that an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, the Index Sponsor will calculate the value of the VIX Futures Index based on the most recent prior closing futures prices published by the CBOE and the roll of the VIX Futures Index for that day will be carried to the next CBOE business day as described above under “—Composition of the VIX Futures Index,” “—Calculation of the VIX Futures Index,” and “—Contract Rebalancing”. If an exchange fails to open due to unforeseen circumstances, the Index Sponsor may determine not to publish an Index for that day.

If an exchange introduces a holiday during the month of an Index calculation, the VIX Futures Index will not be published on that holiday and the roll for that day will be carried to the next CBOE business day as described above under“—Composition of the VIX Futures Index,” “—Calculation of the VIX Futures Index,” and “—Contract Rebalancing”.

Disclaimer

The Shares are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares or in the ability of the VIX Futures Index to track market performance. S&P’s and CBOE’s only relationship to the Managing Owner is the licensing of certain trademarks and trade names of S&P, CBOE and the VIX Futures Index which are determined, composed and calculated by S&P without regard to the Managing Owner or the Shares. S&P has no obligation to take the needs of the Managing Owner or the owners of the Shares into consideration in determining, composing or calculating the VIX Futures Index. S&P and CBOE are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Shares to be issued or in the determination or calculation of the equation by which the Shares is to be converted into cash. S&P and CBOE have no obligation or liability in connection with the administration, marketing or trading of the Shares.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE VIX FUTURES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™” and “S&P 500 VIX Short- Term Futures™” are trademarks of S&P and have been licensed for use by the Managing Owner. “VIX” is a registered trademark of the CBOE and has been licensed for use by S&P.

The Index Sponsor does not guarantee the accuracy and/or completeness of the VIX Futures Index, any data included therein, or any data from which it is based, and the Index Sponsor shall have no liability for any errors, omissions, or interruptions therein.

The Index Sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the VIX Futures Index. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the VIX Futures Index or any data included therein. Without limiting any of the foregoing, in no event shall the Index Sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the Index Sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the VIX Futures Index or publication of the VIX Futures Index level (or failure to publish such value) and any use to which any person may put the VIX Futures Index or their respective levels. In addition, although the Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the VIX Futures Index level, the Index Sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions. Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

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MANAGEMENT’S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

The Managing Owner believes that the accounting policies that will be most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s financial instruments, including VIX Futures and, if applicable, Futures-Linked Investments such as forward contracts, swaps or OTC derivatives. The Fund will hold a significant portion of its assets in futures contracts and U.S. Treasury bills, generally with a maturity of less than one year, both of which will be accounted for at fair value.

The fair value of a Futures-Linked Investment is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). In determining fair value, the Fund maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instrument based on market data obtained from independent sources. Unobservable inputs reflect the Managing Owner’s assumptions that market participants would use in pricing the financial instrument developed based on the best information available in the circumstances. Greater use of management judgment is required in determining fair value when inputs are less observable or unobservable in the marketplace.

At the inception of trading, the Managing Owner expects that the majority of the Fund’s financial instruments will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. U.S. Treasury bills are measured based on quoted market prices. Thus, the Managing Owner expects that substantially all of the Fund’s assets will be valued on a daily basis at fair value using objective measures.

Fair value pricing with respect to the Futures-Linked Investments may require subjective determinations about the value of the Futures-Linked Investments. Valuation in these instances is based on consideration of available information including market data obtained from independent sources. Prices or quotes are weighted when estimating fair value with greater reliability placed on information from transactions that are considered to be representative of orderly market transactions.

Liquidity and Capital Resources

As of the date of this Prospectus, the Fund has not begun trading activities. Once the Fund begins trading activities, it is anticipated that all of its total net assets will be allocated to futures trading, unless the Fund commences trading in one or more Futures-Linked Investments such as forward contracts, swaps or OTC derivatives. If the Fund trades in Futures-Linked Investments, a portion of its proceeds of the offering may be used to collateralize the Futures-Linked Investments in accordance with normal practices in the over-the-counter derivatives markets.

A significant portion of the net asset value of the Fund will be held in U.S. Treasury bills, generally with a maturity of less than one year, and cash which will be used as margin for the Fund’s trading in futures contracts and collateral for Futures-Linked Investments. The percentage that the U.S. Treasury bills bears to the total net assets of the Fund varies from period to period as the market values of the futures contracts and the Futures-Linked Investments change. The balance of the Fund’s cash and U.S. Treasury bills will be held in its account with the Custodian. Interest earned on the Fund’s interest-bearing funds will be paid to the Fund.

The Fund’s futures contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, trading in VIX Futures will be halted whenever a market-wide trading halt commonly known as a “circuit breaker” is in effect on the New York Stock Exchange in response to extraordinary market conditions. Therefore, as a result of the “circuit breaker”, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the Fund could be under or overstated, perhaps to a significant degree.

The Fund’s Futures-Linked Investments, if any, may also be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, certain over-the-counter derivatives are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into Futures-Linked Investments may further impact liquidity because these contractual agreements are executed between private parties and, therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

Because the Fund will trade futures contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Additionally, if the Fund trades in Futures-Linked Investments, its capital would be at risk due to changes in the value of these Futures-Linked Investments (market risk) or the inability of counterparties to perform under the terms of the Futures-Linked Investments (credit risk).

Market Risk

Trading in futures contracts involves the Fund entering into contractual commitments to purchase or sell a particular financial contract at a specified date and price. The market risk to be associated with the Fund’s long exposure to futures contracts will be limited to the gross or face amount of the contracts held.

The Fund’s exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When the Fund enters into futures contracts or Futures-Linked Investments, the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on a United States exchange is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk.

Futures-Linked Investments are contracted for directly with counterparties. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

Swap agreements do not generally involve the delivery of the underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. Swap counterparty risk is generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovering the collateral posted in segregated tri-party accounts at the Fund’s custodian bank.

Forward agreements do not involve the delivery of the underlying assets at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration (particularly, for example, in the case of forwards). Thus, prior to settlement, if the counterparty to a forward contract defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Fund to abide by various trading limitations and policies, which will include limiting margin accounts and trading only in liquid markets. The Managing Owner will also attempt to mitigate the Fund’s credit risk by transacting only with large, well-capitalized institutions using measures designed to determine the creditworthiness of a counterparty. The Managing Owner will take various steps to limit counterparty credit risk, which steps may include some or all of the following (but will not necessarily be limited to the following) depending upon circumstances:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one contract or all contracts combined;

•	generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions;

•	limiting the outstanding amounts due from counterparties to the Fund with respect to the over-the-counter derivatives; and

•	ensuring that deliverable contracts are not held to such a date when delivery of the underlying asset could be called for with respect to the Futures-Linked Investments.

The Clearing Broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures trading and the Clearing Broker will not be allowed to commingle such assets with other assets of the Clearing Broker.

OFF-BALANCE SHEET ARRANGEMENTS

AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the Managing Owner and the Fund’s services providers, including the Administrator, the Transfer Agent, the Custodian, the Trustee and the Clearing Broker. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Fund’s Net Asset Value, as are fees paid to certain other service providers. However, the fees and expenses of certain service providers are not calculated based on a fixed percentage of the Fund’s net asset value. As such, the Managing Owner cannot anticipate with certainty the payments that will be required to be paid under these arrangements. These agreements generally are effective for one year terms, renewable automatically for additional one year terms unless terminated. However, these contracts may be terminated earlier by either party for various reasons.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares will be used by the Fund to engage in the trading of exchange-traded futures on the VIX Futures Index with a view to tracking the changes, whether positive or negative, in the level of the VIX Futures Index, over time, less the expenses of the operations of the Fund. The Fund’s portfolio also holds U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities for deposit with the Fund’s Clearing Broker as margin. The Fund may also hold Futures-Linked Investments, such as forward contracts, swaps or OTC derivatives.

To the extent that the Fund trades in futures contracts on United States exchanges, the assets deposited by the Fund with its Clearing Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

To the extent that the Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Fund estimates:

(i) up to approximately 35% of the net asset value of the Fund will be placed in segregated accounts in the name of the Fund with the Clearing Broker in the form of cash or U.S. Treasury bills, generally with a maturity of less than one year, to margin positions of all futures contracts combined. Such funds will be segregated pursuant to CFTC rules;

(ii) the remainder of the net asset value of the Fund will be maintained in segregated accounts in the name of the Fund in bank deposits or United States Treasury and United States Government Agencies issues.

Should the Fund invest in Futures-Linked Investments, such as forward contracts, swaps or other OTC derivatives, the Fund will deposit collateral with Futures-Linked Investment counterparties in order to initiate and maintain positions in Futures-Linked Investments. Such collateral provided will be held in U.S. government securities or in cash, for which the Fund will receive interest credits at short-term rates. The Futures-Linked Investment counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowing, despite such cash belonging to the Fund, not the Futures-Linked Investment counterparties.

The Managing Owner is a registered commodity pool operator and commodity trading advisor and will be responsible for the cash management activities of the Fund, including investing in U.S. Treasury bills, generally with a maturity of less than one year, and other high credit short-term fixed income securities.

In addition, assets of the Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Fund and may be held in U.S. Treasury bills, generally with a maturity of less than one year, (or other securities approved by the CFTC for investment of customer funds).

The Fund receives 100% of the interest income earned on its fixed income assets on deposit with the Clearing Broker or the Custodian.

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CHARGES

See “Summary — Breakeven Amounts” and “Summary — ‘Breakeven Table’” for additional breakeven related information.

Management Fee

The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund and will not be subject to the Overall Expense Cap. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), subject to the Overall Expense Cap described below.

Organization and offering expenses relating to the Fund means those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the offering of the Shares, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees, escrow fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith;

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto; and

•	tax preparation and related fees.

The Managing Owner will not allocate to the Fund the indirect expenses of the Managing Owner.

The aggregate amount of the organization and offering expenses of the Fund accrued through June 11, 2010 by the Managing Owner are $201,109. The Managing Owner currently estimates that the aggregate amount of the organization and offering expenses will be approximately $500,000.

Brokerage Commissions and Fees

The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, which we refer to collectively as Brokerage Expenses, subject to the Overall Expense Cap.

Give-up fees are the fees paid in connection with give-up transactions. A broker gives up a transaction when the broker executes a contract for the client of another broker and the client order is turned over to the second broker. The broker accepting the order from the customer collects a fee from the carrying broker for the use of the facilities. Give ups are often used to consolidate many small orders or to disperse large ones.

Pit brokerage fees are the fees paid to the pit broker, the person with exchange trading privileges who, in any pit, ring, post, or other place provided by a futures exchange for the meeting of persons similarly engaged, executes for another person any orders for the purchase or sale of any commodity for future delivery.

On average, total charges paid to the Clearing Broker are expected to be less than $3.50 per round-turn trade, although the Clearing Broker’s brokerage commissions and fees will be determined on a contract-by-contract, or round-turn basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed 0.08% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, distribution and marketing fees, legal and accounting fees and expenses, audit fees and expenses, tax preparation fees and expenses, filing fees, and printing, mailing and duplication costs, subject to the Overall Expense Cap described below. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of the Fund will be approximately 0.04% per annum of the Fund’s net asset value.

Overall Expense Cap

The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund, which we refer to as Covered Expenses, to the extent that, in the aggregate, they exceed 0.14% per annum of the daily net asset value of the Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.14% per annum overall expense cap in respect of such month. The 0.75% per annum Management Fee described above and the extraordinary fees and expenses described below are not subject to the Overall Expense Cap. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered

Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.

Extraordinary Fees and Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will not be subject to the Overall Expense Cap. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee, all expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of Shares, Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund (including reimbursement payments to the Managing Owner) will be paid first out of interest income from the Fund’s holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities.

To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

Selling Commission

Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a direct participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement.

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934, or the Exchange Act, and regulated by FINRA, or is exempt from being, or otherwise is not required to be, so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

CREATION AND REDEMPTION OF BASKETS

The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 10,000 Shares. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to ALPS Distributors or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, or the Securities Act, as described in “Plan of Distribution.”

Authorized Participants may act for their own accounts or as agents for broker dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets who are not Authorized Participants should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreement, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Declaration of Trust and the form of Participant Agreement for more detail. The Declaration of Trust and the form of Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by Noon, New York time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Basket is the net asset value of 10,000 Shares as of the closing time of the NYSE Arca or the CFE, the exchange on which its futures contracts are traded, whichever is latest, on the purchase order date. Baskets are issued as of noon, New York time, on the Business Day immediately following the purchase order date at the applicable net asset value per Share as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the purchase order date, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by Noon, New York time, but the total payment required to create a Basket will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The net asset value of the Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Managing Owner may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by Noon, New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 10,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets of the Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund will be delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner will also be authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

THE FUTURES BROKERS

A variety of executing brokers will execute futures transactions on behalf of the Fund. The executing brokers will give-up all transactions to Credit Suisse Securities (USA) LLC, or CSSU, which will serve as the Fund’s clearing broker, or Clearing Broker. In its capacity as clearing broker, the Clearing Broker will execute and clear the Fund’s futures transactions and will perform certain administrative services for the Fund.

CSSU is a broker-dealer registered with the SEC and a futures commission merchant registered with the CFTC and is a member of the NFA in such capacity. CSSU, like most full-service investment banks and broker dealers, receives inquiries and is sometimes involved in investigations and has been involved in various judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. CSSU fully cooperates with the authorities in all such matters. CSSU is a member of FINRA and information from CSSU’s Form BD can be viewed on FINRA’s website. CSSU is also an indirect, wholly owned subsidiary of Credit Suisse Group AG, or CS Group, which files periodic reports and other information with the SEC, including an Annual Report on Form 20-F. For purposes of this section, “Credit Suisse” includes CS Group and its subsidiaries.

There have been no administrative, civil or criminal actions, whether pending or concluded, against CSSU or any of its individual principals during the past five years which would be considered “material” as that term is defined in Section 4.24(l)(2) of the regulations of the CFTC, except as may be described below.

Litigation relating to IPO allocation

Since January 2001, CSSU, one of its affiliates and several other investment banks have been named as defendants in a large number of putative class action complaints filed in the U.S. District Court for the Southern District of New York, or SDNY, concerning initial public offering, or IPO, allocation practices. In April 2002, the plaintiffs filed consolidated amended complaints alleging various violations of the federal securities laws resulting from alleged material omissions and misstatements in registration statements and prospectuses for the IPOs and, in some cases, follow-on offerings, and with respect to transactions in the aftermarket for those offerings. The complaints contain allegations that the registration statements and prospectuses either omitted or misrepresented material information about commissions paid to investment banks and aftermarket transactions by certain customers that received allocations of shares in the IPOs. The complaints also allege that misleading analyst reports were issued to support the issuers’ allegedly manipulated stock price and that such reports failed to disclose the alleged allocation practices or that analysts were allegedly subject to conflicts of interest. In September 2008, a settlement in principle was reached between the plaintiffs and the underwriter and issuer defendants, and in October 2009, the SDNY issued an order granting final approval of the settlement. A notice of appeal has since been filed by certain members of the settlement class challenging the SDNY’s approval of the settlement.

Research-related litigation

Putative class action lawsuits were filed against CSSU in the wake of publicity surrounding the 2002 industry-wide governmental and regulatory investigations into research analyst practices. Currently, one federal class action is pending. That case, pending in the U.S. District Court for the District of Massachusetts, is brought on behalf of purchasers of shares of AOL Time Warner Inc. A motion for class certification was filed in this action in March 2007. In September 2008, the district court granted class certification; the U.S. Court of Appeals for the First Circuit has declined to hear CSSU’s appeal of that decision. CSSU filed a motion for summary judgment in November 2008, which remains pending before the district court.

Enron-related litigation and inquiries

Numerous actions have been filed against CSSU and certain affiliates relating to Enron Corp. or its affiliates, or Enron. In April 2002, CSSU and certain of its affiliates and certain other investment banks were named as defendants along with, among others, Enron, Enron executives and directors and external law and accounting firms in a putative class action complaint filed in the U.S. District Court for the Southern District of Texas (Newby, et al.

v. Enron, et al., or Newby. The Newby action was filed by purchasers of Enron securities and alleges violations of the federal securities laws. In May 2003, the lead plaintiff in Newby filed an amended complaint that, among other things, named as defendants additional Credit Suisse entities, expanded the putative class to include purchasers of certain Enron-related securities and alleged additional violations of the federal securities laws. In June 2006, the Credit Suisse entities filed a motion for summary judgment to dismiss the action. In July 2006, the court certified a class in the action. The Credit Suisse entities and other defendants appealed this class certification decision to the U.S. Court of Appeals for the Fifth Circuit, or the Fifth Circuit, and oral argument was held in February 2007. In a decision in March 2007, the Fifth Circuit reversed the class certification decision, rejected plaintiffs’ scheme liability theory and remanded the matter back to the district court “for further proceedings as appropriate.” In light of this decision, the district court stayed all proceedings in this matter while the plaintiffs pursued a petition for writ of certiorari in the U.S. Supreme Court. In January 2008, the U.S. Supreme Court denied plaintiffs’ certiorari petition, and thus left standing the Fifth Circuit’s ruling and remanded the case to the district court. In February 2008, the district court ordered the parties to file supplemental briefs on the pending summary judgment motions, addressing the impact of the Fifth Circuit’s ruling and of a recent decision by the U.S. Supreme Court in a similar but unrelated case in which the U.S. Supreme Court also rejected plaintiffs’ scheme liability theory. The last of these supplemental briefs was submitted in June 2008. In January 2009, two plaintiffs in the Newby action moved for leave to amend the Newby complaint to add Texas state law claims on behalf of only those two plaintiffs against affiliates of CSSU and other defendants. In March 2009, the district court granted summary judgment in favor of all Credit Suisse entities, dismissing all pending claims and denying plaintiffs’ motion to amend the putative class action complaint, and ordered that certain motions then pending, including the motion for leave to amend the Newby complaint, were rendered moot. In December 2009, the district court entered an order and final judgment dismissing with prejudice all claims against all remaining defendants in the Newby case.

Three actions filed against CSSU and/or certain of its affiliates and other parties that were consolidated or coordinated with the Newby action remain pending; all other coordinated and consolidated cases in which CSSU and/or certain of its affiliates were named as defendants have been dismissed and/or settled. The proceedings in all three of these pending cases were stayed by the district court pending resolution of the summary judgment motions in the Newby action. In two of these remaining cases, CSSU and its affiliates have moved to dismiss the complaints. Those motions are fully briefed and await decision. In the third remaining case, an amended complaint was filed in September 2006, but no motion to dismiss has yet been filed; counsel for plaintiffs in that case have indicated that they will be moving to further amend their complaint in light of the U.S. Supreme Court’s ruling in the Stoneridge case, but no such motion has been filed.

National Century Financial Enterprises, Inc. litigation

Since February 2003, lawsuits have been filed against CSSU and certain affiliates with respect to services that it provided to National Century Financial Enterprises, Inc. and its affiliates, or NCFE. From January 1996 to May 2002, CSSU acted as a placement agent for bonds issued by NCFE that were to be collateralized by health-care receivables and, in July 2002, as a placement agent for a sale of NCFE preferred stock. NCFE filed for bankruptcy protection in November 2002. In these lawsuits, which have since been consolidated in the U.S. District Court for the Southern District of Ohio, or SDO, and are known as the MDL cases, investors in NCFE’s bonds and preferred stock have sued numerous defendants, including the founders and directors of NCFE, the trustees for the bond issuances, NCFE’s auditors and law firm, the rating agencies that rated NCFE’s bonds and NCFE’s placement agents, including CSSU. The allegations include claims for breach of contract, negligence, fraud and violation of federal and state securities laws. CSSU and its affiliates filed motions to dismiss these cases. In December 2007, the SDO denied, in large part, CSSU’s and its affiliates’ motions to dismiss, allowing most of the investor claims to proceed. In February 2009, CSSU and its affiliates filed motions for summary judgment seeking to dismiss the bond investors’ remaining claims, and certain of the bond investors filed summary judgment motions seeking judgment on certain of their claims. In June 2009, one of the bond investors agreed to settle its lawsuit against CSSU and its affiliates. In November 2009, the SDO heard oral argument on the summary judgment motions.

In addition, in November 2004, the trust created through NCFE’s confirmed bankruptcy plan commenced two actions against CSSU and certain affiliates. The trust filed an action in the SDO asserting common law claims similar to those asserted in the MDL cases against several of the same defendants, and it also alleged statutory claims under the Ohio Corrupt Practices Act, claims for professional negligence and claims under the U.S. Bankruptcy Code. CSSU and its affiliates filed a motion to dismiss that action in March 2005. In March 2009, the

SDO issued a decision in large part denying that motion. In May 2009, CSSU and its affiliates moved for summary judgment, and the SDO heard oral argument on that motion in November 2009. The trust also filed an action in the U.S. Bankruptcy Court for the Southern District of Ohio objecting to the proofs of claim filed by CSSU and its affiliates in NCFE’s bankruptcy and seeking disgorgement of amounts previously distributed to CSSU and its affiliates under the bankruptcy plan. CSSU and its affiliates have answered that complaint.

Refco-related litigation

In October 2005, CSSU was named, along with other financial services firms, accountants, officers, directors and controlling persons, as a defendant in several federal class action lawsuits filed in the SDNY relating to Refco, Inc., or Refco. The actions allege violations of the disclosure requirements of the federal securities laws in connection with a Refco notes offering in August 2004 and Refco’s IPO in August 2005. The actions have been consolidated into the matter In re Refco, Inc. Securities Litigation. In July 2006, CSSU and certain other defendants filed a motion to dismiss plaintiffs’ claims related to the Refco notes offering in 2004. The SDNY subsequently granted that motion and dismissed those claims. In December 2007, the plaintiffs filed an amended complaint in which they named additional defendants and again alleged, against CSSU and others, violations of the disclosure requirements of the federal securities laws in connection with the August 2004 notes offering and the August 2005 IPO. In February 2008, CSSU and certain other defendants moved to dismiss portions of the amended complaint. In August 2008, the SDNY granted that motion to dismiss. In September 2008, CSSU and certain other defendants filed an answer to the remaining claims in the amended complaint.

In August 2007, CSSU was named, along with other financial services firms, accountants, officers, directors and controlling persons, as a defendant in a lawsuit filed in Illinois state court on behalf of the estate of Refco and certain of its affiliates. The lawsuit asserts claims against CSSU for aiding and abetting breaches of fiduciary duty by Refco insiders in connection with Refco’s August 2004 notes offering and August 2005 IPO. The lawsuit also asserts claims against CSSU for professional malpractice and negligent misrepresentation in connection with CSSU’s role as a financial advisor to Refco. CSSU and certain other defendants removed this action to Illinois federal district court and the case has now been transferred (by the Judicial Panel on Multi-District Litigation) to the SDNY. In May 2008, CSSU and certain other defendants filed a motion to dismiss plaintiffs’ claims. In April 2009, the SDNY granted CSSU’s and other defendants’ motion to dismiss. In December 2009, following an appeal by the plaintiffs to the U.S. Court of Appeals for the Second Circuit, or the Second Circuit, the Second Circuit certified certain questions of law to the New York Court of Appeals. The Second Circuit will resume consideration of plaintiffs’ appeal after disposition of certification by the New York Court of Appeals.

In March 2008, CSSU was named, along with other financial services firms, accountants, officers, directors and controlling persons, as a defendant in an action filed in New York state court by the Joint Official Liquidators of various Sphinx Funds and the trustee of the Sphinx Trust. The lawsuit asserts claims against CSSU for aiding and abetting breaches of fiduciary duty by Refco insiders in connection with Refco’s August 2004 notes offering and Refco’s August 2005 IPO, aiding and abetting fraud, and interference with contract/prospective contract. CSSU and certain other defendants have removed the action to the SDNY. In November 2008, CSSU and certain other defendants filed a motion to dismiss plaintiffs’ claims, which remains pending.

CSSU and certain of its affiliates have received subpoenas and requests for information from certain regulators, including the SEC, regarding Refco. CSSU and its affiliates have cooperated with such inquiries and requests.

Residential mortgage inquiries

CSSU and certain of its affiliates have received subpoenas and/or requests for information from certain regulators regarding the origination, purchase, securitization and servicing of subprime and non-subprime residential mortgages and related issues. CSSU and its affiliates are cooperating with such inquiries and requests. CSSU and certain of its affiliates have also been named as defendants in various civil litigation matters related to the residential mortgage business.

Bank loan litigation

On January 3, 2010, Credit Suisse AG and other affiliates were named as defendants in a lawsuit filed in the U.S. Federal Court in Idaho by homeowners in four real estate developments: Tamarack Resort, Yellowstone Club, Lake Las Vegas and Ginn Sur Mer. Credit Suisse AG arranged, and was the agent bank for, syndicated loans provided for all four developments, which are now in bankruptcy or foreclosure. The complaint generally alleges that Credit Suisse AG and other affiliates committed fraud by using an unaccepted appraisal method to overvalue the properties with the intention to have the borrowers take out loans they could not repay because it would allow Credit Suisse AG and other affiliates to later push the borrowers into bankruptcy and take ownership of the properties. The claims include Racketeer Influenced and Corrupt Organizations, or RICO, fraud, negligent misrepresentation, breach of fiduciary duty, tortious interference and conspiracy, among others. The complaint demands USD $24 billion in damages (USD $8 billion tripled under the RICO statute). An amended complaint was filed January 25, 2010, adding six new homeowner plaintiffs in the same four real estate developments. A response to the amended complaint was due March 29, 2010. Credit Suisse AG believes the amount demanded in the claim is baseless and that the lawsuit is without merit and intends to defend itself vigorously.

Huntsman litigation

Huntsman Corporation, or Huntsman, sued CSSU, along with another lender, in Texas state court alleging tortious interference in connection with the merger agreement between Hexion Specialty Chemicals, or Hexion, and Huntsman and a prior merger agreement between Huntsman and Basell that was terminated in favor of the Hexion deal. Huntsman has also asserted causes of action for fraud, negligent misrepresentation and civil conspiracy. In June 2009, CSSU and the other lender entered into a settlement agreement with Huntsman to end the litigation among the parties. CSSU and the other lender each paid Huntsman USD $316 million in cash and provided USD $550 million of senior debt financing to a subsidiary of Huntsman, to be repaid over seven years.

Auction Rate Securities

CSSU is responding to a number of customer demands and defending against litigation and FINRA arbitrations relating to the sale of certain auction rate securities, or ARS.

In February 2008, ST Microelectronics, or ST, brought a FINRA arbitration against CSSU concerning the purchase and sale of USD $415 million notional amount of ARS. The brokers of record for ST, who are no longer employed by CSSU, have since been criminally convicted. In February 2009, the FINRA arbitration panel awarded ST USD $406 million in damages in exchange for CSSU taking possession of the ARS. ST subsequently filed an action in the SDNY to confirm this award, which on March 23, 2010 was granted. CSSU disagrees with the decision and is evaluating an appeal. Separately, in 2008, ST filed an action in the U.S. District Court for the Eastern District of New York against CSSU and CS Group alleging violations of the federal securities laws and various common law causes of action relating to this ARS portfolio. The Credit Suisse entities moved to dismiss that action. On March 16, 2010, ST moved to file an amended complaint.

In October 2009, Roche International Ltd. filed an action in the SDNY against CS Group alleging violations of the federal securities laws and various common law causes of action relating to its ARS portfolio. In January 2010, the parties entered into a settlement agreement, covered by existing litigation reserves, pursuant to which CSSU agreed to repurchase the remaining ARS in the portfolio.

In September 2008, CSSU, along with many other Wall Street firms, agreed to a settlement in principle with the New York Attorney General and the North American Securities Administrators Association Task Force whereby Credit Suisse agreed to repurchase up to USD $550 million par value of ARS from individual customers.

ADR litigation

A putative class action was filed on April 21, 2008 in the SDNY against CS Group and certain executives by certain purchasers of American Depositary Receipts, or ADRs, and shares alleging violations of Sections 10 and 20 of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. Plaintiffs in this action allege that Credit

Suisse’s stock price was artificially inflated as a result of allegedly misleading disclosures relating to the company’s business and financial results. A second putative class action complaint making similar allegations was filed in May 2008. These actions were consolidated in an amended complaint against CS Group and certain executives in October 2008. In December 2008, CS Group and defendant executives filed a motion to dismiss the amended complaint. In October 2009, the SDNY issued a decision dismissing the case for lack of subject matter jurisdiction. In November 2009, plaintiffs filed a motion for leave to amend their complaint, and CS Group and defendant executives opposed that motion. On February 11, 2010, the SDNY denied in part and granted in part plaintiffs’ motion. The SDNY found that the U.S. purchaser plaintiffs could proceed with their proposed amended claims but that the foreign purchaser plaintiffs could not. On March 10, 2010, the U.S. purchaser plaintiffs filed their second amended complaint.

US economic sanctions matter

In December 2009, Credit Suisse AG announced that it had reached a settlement with the New York County District Attorney’s Office, the U.S. Department of Justice, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York and the Office of Foreign Assets Control, or OFAC of their investigation into U.S. dollar payments during the period April 2002 to 2007 involving parties that are subject to U.S. economic sanctions. As part of the settlement, Credit Suisse AG entered into deferred prosecution agreements and an agreement with OFAC and agreed to pay a total of USD $536 million, for which reserves were recorded in 2009. Credit Suisse AG has taken a series of actions designed to prevent practices of this type from occurring in the future, including: (i) the termination of business with all OFAC-sanctioned parties by 2007, a process largely completed in 2006, including closing our representative office in Tehran; (ii) enhancing our global compliance program, including appointing a global sanctions compliance officer, establishing competency centers and designating individuals responsible for coordinating and monitoring compliance with sanctions programs and enhancing our global policies, procedures and employee training programs, which will continue to be regularly reviewed for effectiveness; and (iii) implementing enhanced sanctions filters screening designed to cover incoming and outgoing transactions. CS Group has received a request for information from the SEC regarding activities involving certain sanctioned countries. CS Group is cooperating with such request.

German data matter

The media has reported that German authorities have initiated an investigation into 1,100 Credit Suisse clients for possible tax evasion. The information about the clients is reported by the media to have come from a CD-rom acquired by the German authorities. Based on information the German authorities have provided to certain of our clients, we now have reason to believe Credit Suisse is one of the firms that has been the victim of a data theft or otherwise had certain client information acquired. We are conducting an internal review to determine how this information was obtained. We believe our data security and other similar controls are effective.

We take this matter very seriously and will deal with the issues in an appropriate manner reflecting our legal obligations and the interests of our clients, employees and the firm. We intend to cooperate with all relevant governmental authorities in any investigation. Credit Suisse has filed criminal charges against the individuals who committed the data theft, who are currently unknown. We have no reason to believe the German authorities are investigating Credit Suisse.

The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, which we refer to collectively as Brokerage Expenses, subject to the Overall Expense Cap. For a more detailed explanation of the Brokerage Expenses, see page 44. On average, total charges paid to the Clearing Broker are expected to be less than $3.50 per round-turn trade, although the Clearing Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract, or round-turn basis.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

Additional or replacement Clearing Brokers may be appointed in respect of the Fund in the future.

FUTURES-LINKED INVESTMENT

COUNTERPARTIES

The Fund may enter into Futures-Linked Investments with counterparties selected by the Managing Owner. The Managing Owner may select Futures-Linked Investment counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the VIX Futures Index and the Volatility Index, and price. Under no circumstances will the Fund enter into Futures-Linked Investments with any counterparty whose credit rating is lower than investment-grade as determined by a nationally recognized statistical rating organization (e.g., BBB- and above as determined by Standard & Poor’s, Baa3 and above as determined by Moody’s) at the time the Futures-Linked Investment is entered into or, if the counterparty is not rated, the Managing Owner reasonably determines not to pose a greater counterparty credit risk. The Managing Owner anticipates that the counterparties to these Futures-Linked Investments are likely to be banks, broker dealers and other financial institutions. The Managing Owner expects that these Futures-Linked Investments may be on terms that are consistent with standard custom and practice in the market for such Futures-Linked Investments.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of a Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner may have a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

The Clearing Broker

The Clearing Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through the Clearing Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Clearing Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Managing Owner will, however, not retain any futures broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of futures trades.

The Clearing Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Clearing Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Clearing Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

The Managing Owner, its affiliates, and its and their trading principals may trade in the equity, equity options and equity futures markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Among other things, the Managing Owner’s trading principals may trade in the equity, equity options and equity futures markets on behalf of affiliates of the Managing Owner and for the accounts of other clients. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, its affiliates, and its and their trading principals and affiliates may trade for their own or other client accounts at the same time that they are managing the account of the Fund, prospective investors should be aware that — as a result of, among other things, a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in proprietary accounts or other client accounts which are opposite, or ahead of, the positions taken for the Fund.

Transactions By The Index Sponsor Involving The VIX Futures

The Index Sponsor and their affiliates may from time-to-time engage in transactions involving the VIX Futures (and/or sub-components thereof) for their proprietary accounts and for accounts under their management. Such transactions may have a positive or negative effect on the value or level of the VIX Futures (and/or sub-components thereof) and consequently upon the VIX Futures Index level, and in engaging in such transactions, none of the Index Sponsor nor any of their affiliates will be under any obligation to act in the interests of users of the VIX Futures Index and/or parties exposed to products referencing the VIX Futures Index.

Index Sponsor Acting In Other Capacities

The Index Sponsor and its affiliates may from time-to-time act in multiple capacities with regard to the VIX Futures Index or any products referencing the VIX Futures Index. Potential conflicts of interest may exist between the Index Sponsor and its affiliates and any users of the VIX Futures Index and/or parties exposed to products referencing the VIX Futures Index.

Issuing Of Other Derivative Instruments In Respect Of The VIX Futures

The Managing Owner and its affiliates may issue derivative instruments in respect of the VIX Futures Index or VIX Futures (and/or sub-components thereof) and the introduction of such products into the marketplace may affect the VIX Futures Index level.

Market-Making For Futures Contracts Linked To The VIX Futures Index Or To The VIX Futures

The Managing Owner and its affiliates may, in certain cases, act as a market-maker or sponsor for additional futures contracts linked to the VIX Futures Index or to the VIX Futures (or sub-components thereof). By such sponsoring or market-making, such entity may, to some extent, determine the price of the VIX Futures Index or the VIX Futures (or sub-components thereof), and consequently influence the VIX Futures Index level. The prices quoted by the Managing Owner or its affiliates in its sponsoring or market-making function will not always correspond to the prices which would have prevailed without such sponsoring or market-making and in a liquid market.

Obtaining Of Non-Public Information With Respect To The VIX Futures Index

The Managing Owner, the Index Sponsor and/or its or their respective affiliates may acquire non-public information with respect to the VIX Futures (or sub-components thereof), and none of them undertakes to disclose any such information to any user of the VIX Futures Index. In addition, one or more of such parties may publish research reports with respect to the VIX Futures (or sub-components thereof). Such activities could present conflicts of interest and may affect the VIX Futures Index level.

DESCRIPTION OF THE SHARES; THE FUND;

CERTAIN MATERIAL TERMS OF THE

DECLARATION OF TRUST

The following summary describes in brief the Shares and certain aspects of the operation of the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and the material terms of the Declaration of Trust. Prospective investors should carefully review the Form of Declaration of Trust filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Declaration of Trust.

Description Of The Shares

The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares will be listed on the NYSE Arca under the symbol VIXX.

The Shares may be purchased or redeemed from the Fund on a continuous basis, but only by Authorized Participants and only in blocks of 10,000 Shares, or Baskets. Individual Shares may not be purchased or redeemed from the Fund. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

The Fund; Principal Office; Location Of Records

The Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund is managed by the Managing Owner, whose office is located at One Station Place, Three North, Stamford, CT 06902, telephone: (203) 708-6500.

The books and records of the Fund will be maintained as follows: all marketing materials will be maintained at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577; Basket creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4412. All other marketing materials, books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Clearing Brokers) are maintained at the Fund’s principal office, c/o Jefferies Commodity Investment Services, LLC, One Station Place, Three North, Stamford, CT 06902; telephone number (203) 708-6500.

The books and records of the Fund will be located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of the Fund during regular business hours as provided in the Declaration of Trust. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

Although Shares need not carry any voting rights, the Declaration of Trust gives Shareholders voting rights in respect of the business and affairs of the Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund will be limited to its express obligations under the Declaration of Trust.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust.

The Trustee will serve in a passive role as the sole trustee of the Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. To the fullest extent permitted by applicable law, the Trustee does not owe any other duties to the

Fund, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration of Trust provides that the Trustee is compensated by the Fund, as appropriate, and is indemnified by the Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, as appropriate, or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

Under the Declaration of Trust, the Managing Owner has the exclusive management, authority and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Fund, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management of the business and affairs of the Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund, as appropriate.

Because the Trustee has no management authority with respect to the Fund it is not registered in any capacity with the CFTC.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Fund. The Trustee’s only duties are to satisfy the requirements of the Delaware Statutory Trust Act that a Delaware statutory trust have at least one trustee with its principle place of business in Delaware. The Declaration of Trust provides that the management authority with respect to the Fund is vested directly in the Managing Owner.

The Managing Owner

Background

Jefferies Commodity Investment Services, LLC, a Delaware limited liability company, will serve as Managing Owner of the Fund. The Managing Owner was formed on December 2, 2009. The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund. The Managing Owner has been registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and has been a member of the NFA since December 22, 2009. Its principal place of business is One Station Place, Three North, Stamford, CT 06902, telephone number (203) 708-6500.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other public commodity pool or any other commodity pool that seeks to track an index of commodity futures, although certain of the trading principals do have experience managing other types of private commodity pools, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

Principals and Key Employees

The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity

Adam C. De Chiara	Co-President

Bradford L. Klein	Co-President

Peregrine C. Broadbent	Executive Vice President & Chief Financial Officer

Andrew R. Kaplan	Executive Vice President & General Counsel

Satyanarayan (“Satch”) R. Chada	Managing Director, Global Head of Investor Solutions

Patricia Schoor Rube	Managing Director, Associate General Counsel

Robert B. Hyman	Senior Vice President & Portfolio Manager

Michael S. Sheehy	Senior Vice President & Chief Compliance Officer

Todd Streichler	Managing Director, Finance

Michael S. Kaplan	Managing Director, Operations

Each of the principals listed in the above table is a trading principal of the Managing Owner, except for Satyanarayan (“Satch”) R. Chada, Andrew Kaplan and Patricia S. Rube, each of whom is a non-trading principal of the Managing Owner.

Jefferies Group, Inc. is also a principal of the Managing Owner.

The Managing Owner is managed by a Board of Directors. The Board of Directors is comprised of Adam C. De Chiara, Bradford L. Klein and Peregrine C. Broadbent.

Jefferies Group, Inc., the sole member of the Managing Owner, has concluded that, based on each Director’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of the other Directors, each Director should serve as a Director of the Managing Owner. Among the attributes common to all Directors are their ability to exercise sound business judgment in the performance of their duties as Directors, to review critically, evaluate, question and discuss information provided to them regarding the commodity pools operated by the Managing Owner, including the Fund, and their business and operations, and to interact effectively with the officers and other professional staff of the Managing Owner, including the traders responsible for executing the Fund’s investment strategy, as well as the Fund’s counsel, independent registered public accounting firm, and other service providers. A Director’s ability to perform his duties effectively may have been attained through the Director’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of other investment funds and their operators or advisors, other public companies, or not-for-profit entities or other organizations; and/or other life experiences. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Director.

Adam C. De Chiara joined the Managing Owner in 2009 and serves as Co-President with responsibility for overseeing the management of the Managing Owner. Mr. De Chiara has been a principal and associated person of the Managing Owner since December 11, 2009 and December 22, 2009, respectively. Since November 2003, Mr. De Chiara has served as Co-President of two affiliates of the Managing Owner: Jefferies Asset Management, LLC, or JAM, an investment adviser registered with the SEC, a commodity trading adviser registered with the CFTC and member of the NFA; and Jefferies Financial Products, LLC, or JFP. Mr. De Chiara has been a principal and associated person of JAM since November 26, 2007 and April 8, 2008, respectively. JFP conducts proprietary commodity futures trading, and engages in OTC commodity swap, option and OTC foreign exchange transactions with institutional counterparties and hedges those swaps and OTC foreign exchange transactions by trading in the OTC and futures markets. Since April 2008, Mr. De Chiara has served as portfolio manager for JAM’s Commodity Division. At JFP, Mr. De Chiara engages in activities such as senior level product development, marketing and other strategic initiatives; he generally does not play an active role in JFP’s trading activities. Mr. De Chiara has been an associated person of Jefferies & Company, Inc. since October 13, 2003. Mr. De Chiara also serves on the Executive Committee, an advisory committee to senior management of Jefferies Group, Inc. and its affiliates. Mr. De Chiara received his A.B. in History and Economics from Harvard University in 1987 where he was elected to Phi Beta Kappa and received his J.D. (with honors) from Harvard Law School in 1990.

Bradford L. Klein joined the Managing Owner in 2009 and serves as Co-President with responsibility for overseeing management of the Managing Owner. Mr. Klein has been a principal of the Managing Owner since December 11, 2009. Mr. Klein also serves on the Executive Committee, an advisory committee to senior management of Jefferies Group, Inc. and its affiliates. Since November 2003, Mr. Klein has served as Co-President of JAM and JFP with responsibility for overseeing their management. Mr. Klein has been a principal of JAM since April 8, 2008. Mr. Klein graduated with honors from George Washington University in Washington, D.C. in 1984 with a Bachelors Degree in finance.

Peregrine C. Broadbent joined the Managing Owner in 2009 and serves as Chief Financial Officer with responsibility for finance and accounting. Mr. Broadbent has been a principal of the Managing Owner since December 22, 2009. Since November 2007, Mr. Broadbent has been Executive Vice President and Chief Financial Officer for Jefferies & Co., Inc., a registered broker-dealer, and Jefferies Group, Inc., a global financial services firm with responsibility for finance and accounting. Mr. Broadbent has been a principal of JAM since April 13, 2009 and a principal of Jefferies & Company, Inc. since April 4, 2008. Prior to joining Jefferies, Mr. Broadbent was employed by the financial services firm Morgan Stanley & Co., Inc., or Morgan Stanley, for 16 years from 1991 to 2007, including serving as Managing Director, Head of Institutional Controllers (Fixed Income, Equity and Investment Banking) of Morgan Stanley since November 2003 and was Morgan Stanley’s Managing Director, Head of Fixed Income Infrastructure (Operations and Controllers) from March 2002 through November 2003, with responsibility for operations and accounting. Mr. Broadbent is a Chartered Accountant in the United Kingdom and received his BSc from University of Exeter, England in 1986.

Andrew R. Kaplan joined the Managing Owner in 2009 and serves as Executive Vice President and General Counsel and provides legal and regulatory advice. Mr. Kaplan has been a principal of the Managing Owner since December 11, 2009. Since March 2004, Mr. Kaplan has served as Executive Vice President and General Counsel of JAM and JFP with responsibility for providing legal and regulatory advice. Mr. Kaplan has been a principal of JAM since March 12, 2008. Mr. Kaplan received his B.A. from Tufts University in 1980 and his J.D. from Cornell Law School in 1983.

Satyanarayan (“Satch”) R. Chada joined the Managing Owner in 2010 and serves as Managing Director with responsibility for supervising the portfolio management team and new product development. Mr. Chada has been a principal of the Managing Owner since April 14, 2010. Since February 2009, Mr. Chada has been Managing Director and Global Head of Investor Solutions for Jefferies Asset Management, LLC with responsibility for new product development. Prior to joining Jefferies, Mr. Chada began his career at Merrill Lynch, Pierce, Fenner & Smith Inc., a global financial services firm, from July 1997 to February 2009, as an equity derivatives trader responsible for trading Japanese index and index-linked products, and then as managing director responsible for Structured Products Origination business globally for Merrill Lynch’s wealth management business. Mr. Chada received his B.S. in computer science in 1989 from the University of Michigan, an M.S. in computer science in 1991 from Michigan State University and an M.B.A. in 1997 from the University of Chicago.

Patricia Schoor Rube joined the Managing Owner in 2010, and serves as Managing Director and Associate General Counsel with responsibility for providing legal and regulatory advice. Ms. Rube has been principal of the Managing Owner since April 14, 2010. Since September 2003, Ms. Rube has been Associate General Counsel for Jefferies & Company, Inc., with responsibility for providing legal and regulatory advice and she currently serves as Managing Director and Associate General Counsel for Jefferies Asset Management, LLC, Jefferies Financial Products, LLC and Jefferies & Company, Inc. Ms. Rube received her A.B. in Social Studies from Harvard University in 1988 (summa cum laude) where she was elected to Phi Beta Kappa and she received her J.D. (with honors) from Harvard Law School in 1992.

Robert B. Hyman is a Senior Vice President for the Managing Owner and the Portfolio Manager to the Fund. Mr. Hyman has been a principal of the Managing Owner since June 1, 2010. From August 2009 to May 2010, Mr. Hyman was a proprietary trader at The Gelber Group, a brokerage and clearing firm, focusing on commodity futures, spreads and foreign exchange trading. From April 2007 to February 2009, Mr. Hyman was a proprietary trader for First New York Securities, LLC, a principal trading firm, where he traded commodity futures, time spreads, exchange of futures for physicals, and commodity related equities. From January 2004 to April 2006, Mr. Hyman was a portfolio manager for JAM’s Real Asset Division, where he traded commodity futures, options, indices, foreign exchange, ETF’s, and commodity related equities. From April 2006 to April 2007, and again February 2009 to August 2009 Mr. Hyman was self-employed, trading commodity futures for his own account.

Michael S. Sheehy joined the Managing Owner in 2009 and serves as Chief Compliance Officer with responsibility for overseeing the compliance program. Mr. Sheehy has been a principal of the Managing Owner since December 11, 2009. Since July 2007, Mr. Sheehy has served as Chief Compliance Officer of JAM and JFP with responsibility for overseeing their compliance programs. Mr. Sheehy has been a principal of JAM since March 31, 2008. Prior to joining JAM and JFP, Mr. Sheehy was an associate at the law firm of Cobb & Associates LLC (formerly Cobb & Eisenberg LLC) from February 2006 to July 2007, where he counseled investment advisers, broker dealers and private investment funds on compliance, securities, tax and other legal and regulatory issues. From September 2003 through February 2006, Mr. Sheehy was an associate in the business practice group at the law firm of Wiggin and Dana LLP, where he provided advice relating to mergers and acquisitions, securities offerings and general corporate matters. Mr. Sheehy received an A.B. in History from Brown University in 1998, and a J.D. (with honors) from the University of Connecticut School of Law in 2002 where he was a member of the Connecticut Law Review.

Todd Streichler joined the Managing Owner in 2009 and serves as Director of Finance with responsibility for financial and accounting services. Mr. Streichler has been a principal of the Managing

Owner since December 11, 2009. Since January 2004, Mr. Streichler has served as Director of Finance of JAM and JFP with responsibility for financial and accounting services. Mr. Streichler has been a principal of JAM since March 11, 2008. Mr. Streichler received his undergraduate degree from the University of Buffalo in 1988 and received an MBA from St. John’s University in 1991.

Michael S. Kaplan joined the Managing Owner in 2009 and serves as Director of Operations with responsibility for overseeing operational infrastructure. Mr. Kaplan has been a principal of the Managing Owner since December 11, 2009. Since January 2004, Mr. Kaplan has served as Director of Operations of JAM and JFP with responsibility for overseeing operational infrastructure. Mr. Kaplan has been a principal of JAM since March 27, 2008. Mr. Kaplan graduated with honors from Lehigh University in 1978 with a Bachelors Degree in Management.

Jefferies Group, Inc., which controls numerous operating companies, including the Managing Owner, Jefferies Commodity Investment Services, LLC, Jefferies & Company, Inc. and various other U.S. and foreign regulated financial institutions, has been a principal of the Managing Owner since December 15, 2009.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund.

As managing owner of the Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Declaration of Trust. A form of the Declaration of Trust is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the

Fund, as set forth herein and in the Declaration of Trust (to which terms all Shareholders, by purchasing the Shares, are deemed to consent).

The Declaration of Trust provides that the Managing Owner and its affiliates shall have no liability to the Fund or to any Shareholder for any loss suffered by the Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute gross negligence or willful misconduct by the Managing Owner Related Parties. The Fund has agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund, as applicable.

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Clearing Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosure and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal and Delaware law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

The Managing Owner has made and expects to maintain an aggregate investment of $[            ] in the Fund. No principal has an ownership or beneficial interest in the Fund.

Management; Voting by Shareholders

The Shareholders of the Fund take no part in the management or control, and have no voice in the operations or the business of the Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the

Fund, and may amend the Declaration of Trust of the Fund, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Fund. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Declaration of Trust to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general units in the Fund, are non-voting.

The Managing Owner has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements or in response to regulatory changes (including, but not limited to, proposals by regulatory bodies, self-regulatory organizations, legislative bodies or any other applicable lawmaking, rulemaking or similar body), such as, but not limited to, adverse changes in speculative positions limits applicable to the futures contracts underlying the Fund’s Index.

Recognition of the Fund in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Fund indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders of the Fund agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares will trade on the NYSE Arca and provide investors with direct access to the Fund. The Fund trades with a view of tracking the VIX Futures Index, over time, less expenses. The Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, a global certificate will be deposited by the Managing Owner with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificate evidences all of the Shares outstanding at any time. Under the Fund’s Declaration of Trust, Shareholders are limited to (1)

participants in DTC such as banks, brokers, dealers and trust companies, or DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants, and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.jamfunds.com/jcis. The Fund will file periodic, quarterly and annual reports with the SEC. Investors can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Net Asset Value

Net asset value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles. In particular, net asset value includes any unrealized profit or loss on open futures contracts, Futures-

Linked Investments (if any) and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s futures brokerage account, if applicable, will be accrued at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

In calculating the net asset value of the Fund, the settlement value of a Futures-Linked Investment is determined by either applying the then-current disseminated value for the underlying VIX Futures or the terms as provided under the applicable Futures-Linked Investment. However, in the event that the underlying VIX Futures is not trading due to the operation of daily limits or otherwise, the Managing Owner may in its sole discretion choose to fair value the Fund’s Futures-Linked Investment in order to calculate the Fund’s net asset value.

Net asset value per Share is the net asset value of the Fund divided by the number of its outstanding Shares.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of the Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Declaration of Trust. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time) unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated.

•	The Fund becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Fund because the aggregate net asset value of the Fund as of the close of business on any business day declines below $10 million.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR

The Managing Owner, on behalf of the Fund, has appointed The Bank of New York Mellon as the administrator, or Administrator, of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon will serve as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon will serve as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the current list of names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-4412. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the “Plan of Distribution” Section. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4412.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, the Administrator up to 0.05% of the daily net asset value per annum of the Fund for administration fees, monthly in arrears, subject to the Overall Expense Cap.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Administrator also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by the Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

THE DISTRIBUTOR

The Managing Owner, on behalf of the Fund, has appointed ALPS Distributors, Inc., or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS Distributors toll free in the U.S. at (877) 369-4617.

ALPS Distributors will retain all marketing materials for the Fund, at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Fund will pay ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to the Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange-traded funds. ALPS Fund Services, Inc. and its affiliates provide fund administration services to funds with assets in excess of $40 billion. ALPS Distributors, Inc. provides distribution services to funds with assets of more than $220 billion.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate is signed by the Trustee and the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate evidences all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificate is made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Managing Owner. Under such circumstances, the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price of the Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Clearing Broker and the Fund have entered into a brokerage agreement or a Brokerage Agreement. As a result the Clearing Broker:

•	acts as the clearing broker;

•	acts as custodian of the Fund’s assets; and

•	performs such other services for the Fund as the Managing Owner may from time-to-time request.

As clearing broker for the Fund, the Clearing Broker receives orders for trades from the Managing Owner.

Confirmations of all executed trades are given to the Fund by the Clearing Broker. The Brokerage Agreement incorporates the Clearing Broker’s standard customer agreements and related documents, which generally include provisions that:

•	all funds, futures and open or cash positions carried for the Fund will be held as security for the Fund’s obligations to the Clearing Broker;

•	the margins required to initiate or maintain open positions will be as from time-to-time established by the Clearing Broker and may exceed exchange minimum levels; and

•	the Clearing Broker may close out positions, purchase futures or cancel orders at any time it deems necessary for its protection, without the consent of the Fund.

As custodian of the Fund’s assets, the Clearing Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Fund.

Administrative functions provided by the Clearing Broker to the Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

The Brokerage Agreement is not exclusive and will continue in effect from commencement of trading operations unless terminated. The Brokerage Agreement is terminable by the Fund at any time without penalty, or by the Clearing Broker without penalty upon fifteen (15) days’ prior written notice.

The Brokerage agreement provides that the Clearing Broker shall have no responsibility or liability to the Fund (i) in connection with the performance or non-performance by any exchange or market, clearing house, clearing firm or other third party except if selected by the Clearing Broker without reasonable care (including floor brokers and banks) to the Clearing Broker of its obligations in respect of any contract or other property of the Fund, in particular the Clearing Broker shall not be liable to the Fund if any such third party makes an error in filling orders or fails to fill an order for the Fund; (ii) as a result of any prediction, recommendation or advice made or given by a representative of the Clearing Broker whether or not made or given at the request of the Fund; (iii) as a result of the Clearing Broker’s reliance on any instruction, notice or communication that it believes to be that of an individual authorized to act on behalf of the Fund; (iv) as a result of any delay in the performance or non-performance of any of the Clearing Broker’s obligations under the Brokerage Agreement directly or indirectly caused by the occurrence of any contingency beyond the control of the Clearing Broker including, but not limited to, the unscheduled closure of an exchange or market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities, other systems, or any other electronic trading systems, facilities or services), it being understood that the Clearing Broker will be excused from performance of its obligations under the Brokerage Agreement for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom; (v) as a result of any action taken by the Clearing Broker or its floor brokers to comply with applicable law; (vi) as a result of any actions taken by the Clearing Broker in connection with the exercise of the available remedies in an event of default or (vii) for any acts or omissions of those neither employed nor supervised by the Clearing Broker or its affiliates, except if selected by the Clearing Broker without reasonable care. The Clearing Broker shall not be responsible for any loss, liability, damage or expense except to the extent that such loss, liability, damage or expense arises from its negligence or misconduct. In no event will the Clearing Broker or the Fund be liable to the other for consequential, incidental or special damages.

The Brokerage Agreement provides that the Fund will release, indemnify and hold harmless the Clearing Broker, its officers, directors, employees, agents and affiliated persons for any loss, claim, damage or expense (including reasonable attorneys’ fees and expenses, reasonable accountants’ fees and expenses, fines and penalties) incurred by the Clearing Broker and such persons arising out of or in connection with the Brokerage Agreement or any contracts contemplated thereunder or pursuant to authorized instructions received by the Clearing Broker from the Fund or its agent, and to fully reimburse the Clearing Broker and such persons for any reasonable legal or other fees and expenses, including the cost of any investigation and preparation, incurred by them in connection with any claim, action, proceeding or activities of the Clearing Broker and such persons in connection with the Brokerage Agreement or contracts contemplated thereunder, except to the extent caused by or arising from the Clearing Broker’s or such person’s misconduct or bad faith.

Administration and Accounting Agreement

Pursuant to the Administration and Accounting Agreement, or the Administration Agreement between the Fund and the Administrator, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with the Fund upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for (i) acting in accordance with any Certificate or Oral Instructions actually received by the Administrator and reasonably believed by the Administrator to be given by an Authorized Person; (ii) acting in accordance with Instructions; (iii) presuming that all instructions that are Instructions and are not contained in a Certificate or Oral Instructions are given only by person(s) duly authorized; (iv) relying upon prices provided by any third party pricing service or broker-dealer believed by the Administrator to be reliable; (v) subject to limitations in the Administration Agreement, for any losses due to forces beyond the control of the Administrator, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vi) any losses arising from the applicability of any law or regulation now or hereafter in effect; or (vii) any losses, resulting from, arising out of, or in connection with its performance thereunder, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions, specifications or other information furnished by or on behalf of the Fund, or for delays caused by circumstances beyond the Administrator’s reasonable control, unless such Loss arises out of the gross negligence or willful misconduct of the Administrator.

Subject to limitations, the Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or Prospectus, (iii) any instructions of an officer of the Managing Owner, or (iv) any opinion of legal counsel for the Fund or the Administrator, or arising out of transactions or other activities of the Fund which occurred prior to the commencement of the Administration Agreement; provided, that the Fund will not indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of the Fund and its respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

(i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to any Certificate, Instructions or Oral Instructions of the Fund or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith after consultation with the Fund in accordance with the advice or opinion of counsel for the Fund or its own counsel; (iv) any improper use by the Fund or its respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by the Fund.

Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to any; (b) the taxable nature or effect on the Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or other amount paid, payable or deemed paid by the Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York Mellon will serve as the Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Fund, on its own behalf and the Custodian, or Custody Agreement, the Custodian will serve as custodian of all securities and cash at any time delivered to the Custodian by the Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and maintains one or more securities accounts and cash accounts for the Fund pursuant to the Custody Agreement.

The Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Fund, gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Fund, such securities and cash. Except as otherwise provided therein, all obligations of the parties to each other thereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Fund will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Fund; provided however, that the Fund will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon will serve the Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Fund and the Transfer Agent, the Transfer Agent will serve as the Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to a specific Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Fund its obligations to compensate the Transfer Agent, provided that the non breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within ninety (90) days of receipt of such notice.

•

The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Fund.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

•

All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	The Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Fund thereunder.

•

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund.
•

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Marketing Agent Agreement

ALPS Distributors provides certain marketing services to the Fund. Pursuant to the Marketing Agent Agreement among the Fund, the Managing Owner and ALPS Distributors, ALPS Distributors assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials.

The Marketing Agent Agreement will continue in effect for an initial period of two years and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the Managing Owner with respect to the Fund or otherwise as provided under the Marketing Agent Agreement. Upon and after completion of the initial two year period, either the Marketing Agent, on the one hand, or the Managing Owner, on the other hand, may elect to terminate the Marketin Agent Agreement at any time upon sixty (60) days’ prior written notice to the other party. The Marketing Agent Agreement will automatically terminate in the event of its assignment.

Pursuant to the Marketing Agent Agreement, the Fund will indemnify ALPS Distributors as follows:

The Fund agrees to indemnify, defend and hold harmless the Marketing Agent, its partners, stockholders, members, directors, officers and employees of the foregoing, the controlling persons of all of the foregoing, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(a) any untrue statement or alleged untrue statement of a material fact contained in the Fund’s registration statement (or in the registration statement as amended or supplemented) or in a prospectus (the term Prospectus being deemed to include the prospectus and the prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such registration statement or such prospectus or necessary to make the statements made therein not misleading, except for any statements provided in writing, directly or indirectly by the Marketing Agent to the Managing Owner for inclusion in such registration statement or such prospectus or any material omissions therefrom;

(b) any untrue statement or alleged untrue statement of a material fact or breach by the Managing Owner of any representation or warranty contained in the Marketing Agent Agreement;

(c) the failure by the Fund to perform when and as required any agreement or covenant contained in the Marketing Agent Agreement;

(d) any untrue statement of any material fact contained in any audio or visual materials provided by the Managing Owner or based upon written information furnished by or on behalf of the Managing Owner including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Fund;

(e) the Marketing Agent’s performance of its duties under the Marketing Agent Agreement except in the case of this clause (e), for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent. In no case is the indemnity of the Fund in favor of the Marketing Agent deemed to protect the Marketing Agent against any liability to the Managing Owner to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Marketing Agent Agreement.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Marketing Agent in respect of which indemnity may be sought against the Managing Owner pursuant to the foregoing paragraph, the Marketing Agent shall promptly notify the Managing Owner in writing of the institution of such Proceeding, and the Managing Owner shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Managing Owner shall not relieve the Managing Owner from any liability which it may have to the Marketing Agent thereunder except to the extent that it has been materially prejudiced by such failure.

License Agreement

Pursuant to the License Agreement among the Managing Owner and the Index Sponsor, the Index Sponsor will grant a limited, non-transferable and non-exclusive license to use the Index and related property rights in connection with the Fund.

The License Agreement will continue in effect for an initial period of five years from the effective date of the License Agreement and will be automatically renewed for consecutive three year terms unless either party provides written notice to the other of its intent not to renew the License Agreement at least ninety (90) days prior to the end of the applicable term. Notwithstanding the foregoing, if either party breaches a material term or condition of the License Agreement or commits persistent breaches of the License Agreement

(including, without limitation, persistent minor breaches of which the other party has complained in writing within a reasonable time after learning thereof), the other party may terminate the License Agreement by giving at least thirty (30) days prior written notice thereof; provided, however, that such termination will not take effect if the breaching party corrects such breach and serves written notice upon the other party of such corrective action prior to the effective date of termination.

The Managing Owner may terminate the License Agreement upon at least sixty (60) days (or upon such lesser period of time if required pursuant to a court order or any applicable law or regulatory requirements) prior written notice to the Index Sponsor if: (i) legislation or regulations are adopted or any regulatory or self-regulatory agency issues an interpretation that, in the Managing Owner’s reasonable judgment, materially impairs the Managing Owner’s ability to market and/or promote the Fund under the License Agreement in all jurisdictions of the Unites States; or (ii) any material litigation or regulatory proceeding regarding the Fund is threatened or commenced against the Managing Owner or the Fund, and the Managing Owner reasonably believes that such litigation or proceeding would have a material and adverse effect upon its ability to market and/or promote the Fund under the License Agreement; or (iii) the Managing Owner elects to terminate the public offering or other distribution of the Fund under the License Agreement for any reason.

The Index Sponsor may terminate the License Agreement upon at least sixty (60) days (or upon such lesser period of time if required pursuant to a court order or any applicable law or regulatory requirements) prior written notice to the Managing Owner (i) if legislation or regulations are adopted or any regulatory or self regulatory agency issues an interpretation or changes or withdraws any authorizations and/or registrations that, in the Index Sponsor’s reasonable judgment, materially impairs the Index Sponsor’s ability to license and provide the Index and related property rights under the License Agreement and/or that requires the Index Sponsor to obtain any license, registration, consent or authorization required by statute or regulation from any state or public regulator or financial services supervisor or authority anywhere in the world for the Index Sponsor to be entitled or permitted to lawfully provide financial and/or investment advice, to promote or advertise financial and/or investment products or services and/or to facilitate transactions in securities or investments in respect of or connected to the Index, or (ii) any litigation or proceeding is threatened or commenced, and the Index Sponsor reasonably believes that such litigation or proceeding would have a material and adverse effect upon the Index or upon the ability of the Index Sponsor to perform under the License Agreement and/or the License Agreement; or (iii) upon written notice to the Managing Owner if the actions or failures to act of the Managing Owner and/or any permitted sub-licensees have caused or threaten imminently to cause material damage or harm to the Index Sponsor’s reputation or goodwill, provided that such notice will describe in reasonable detail the nature of the offending action or inaction; or (iv) upon written notice to the Managing Owner in the event of a change of control of the Managing Owner; or (v) upon at least sixty (60) days (or upon such lesser period of time if required pursuant to a court order or any applicable law or regulatory requirements) prior written notice to the Managing Owner in the event of any termination of the Index Sponsor’s right to license the Index or related property rights of any third party licensor (it being understood that the Index Sponsor’s ability to provide such sixty (60) day notice is subject to the Index Sponsor’s receiving sufficient advance notice from the applicable third party licensor of any pending termination of such right). Furthermore, the Index Sponsor may terminate the License Agreement in the event the Fund has not commenced operations by April 1, 2011 or may discontinue the Index upon ninety (90) days prior written notice to the Managing Owner.

The Managing Owner will defend, indemnify and hold harmless the Index Sponsor, its affiliates and their respective officers, directors, employees and agents, or S&P Indemnified Party, against any and all judgments, damages, costs, losses, expenses or liabilities of any kind (including, but not limited to, reasonable attorneys’ and experts’ fees) resulting from any claim, action or proceeding, or Claims, that (1) is instituted by or on behalf of an organized securities market on which the Fund is listed; or (2) arises out of or relates to (i) the Fund’s or (ii) any breach or alleged breach by the Managing Owner, any affiliate of the Managing Owner and/or any permitted sublicensee of its obligations, representations and/or warranties under the License Agreement, Index License and/or any sublicense agreement, or (iii) any act or omission of the Managing Owner, any affiliate of the Managing Owner and/or any permitted sublicensee, or (iv) any violation or alleged violation of applicable laws (including, but not limited to, banking, commodities, and securities laws) arising out of or in connection with the creation, offering, listing, issuance, sale, marketing, promotion and/or operation of the Fund; provided, however, that such obligation to indemnify will be conditioned upon (I) the S&P Indemnified Party notifying the Managing Owner promptly upon learning of any such Claim (but only to the extent such failure adversely affects the defense of such

Claim in a material manner); (II) the S&P Indemnified Party granting the Managing Owner reasonable control of defense and/or settlement of such Claim; and (III) the S&P Indemnified Party reasonably cooperating with the Managing Owner, at the Managing Owner’s expense, in the defense thereof. The foregoing notwithstanding, the Managing Owner will not be obligated to indemnify any S&P Indemnified Party with respect to Claims to the extent arising out of (A) a breach by the Index Sponsor of its representations or warranties under the License Agreement; or (B) the Index Sponsor’s gross negligence or willful misconduct. The Managing Owner will periodically reimburse each applicable S&P Indemnified Party for its reasonable indemnifiable expenses incurred. Each applicable S&P Indemnified Party will have the right (but not the obligation), at its own expense, to participate in the defense of any Claim against which it is indemnified hereunder; provided, however, it will have no right to control the defense, consent to judgment, or agree to settle any such Claim without the written consent of the Managing Owner without waiving the indemnity hereunder. The Managing Owner, in the defense of any Claim, except with the written consent of each applicable S&P Indemnified Party, will not consent to entry of any judgment or enter into any settlement which either (i) does not include, as an unconditional term, the grant by the claimant to each applicable S&P Indemnified Party of a release of all liabilities in respect of such Claim or (ii) otherwise adversely affects the rights of any applicable S&P Indemnified Party.

In no event will either party have any liability for special, punitive, indirect, or consequential damages (including but not limited to, lost profits) however so arising out of or in connection with the License Agreement, even if notified of the possibility of such damages except with respect to (A) the confidentiality or indemnification obligations set forth in the License Agreement, or (B) any breach by the Managing Owner or any permitted sublicensee of the license granted under the License Agreement and the License Agreement. In no event will the cumulative liability of the Index Sponsor to the Managing Owner or any third party under or in connection with the License Agreement exceed the license fees actually paid to the Index Sponsor by the Managing Owner under the License Agreement during the preceding twelve (12) month period.

MATERIAL U.S. FEDERAL

INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies (“RICs”), other than the status of the Fund as a qualified publicly traded partnership (“qualified PTP”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Declaration of Trust and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Fund will not be a taxable entity for U.S. federal income tax purposes and the Fund will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Managing Owner will use its reasonable efforts to cause the Fund to operate in such manner as is necessary for the Fund to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on the assumption that the Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders will take into account their respective share of ordinary income realized by the Fund from accruals of interest on U.S. Treasury bills held in the Fund’s portfolio. The Fund may hold U.S. Treasury bills or other debt instruments, as applicable, with “acquisition discount” or “original issue discount”, in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of market discount obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund.

It is expected that the VIX Futures will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. Section 1256 Contracts held by the Fund at the end of a taxable year will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro-rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

In addition to the VIX Futures, the Fund also may invest in Futures-Linked Investments as described above under “Investment Objective of the Fund”. The Fund’s investment in Futures-Linked Investments may have various tax consequences, requiring Shareholders to recognize ordinary income or loss or capital gain or loss, depending on the exact terms of the Futures-Linked Investments. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Fund.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Declaration of Trust, unless an allocation under the Declaration of Trust does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Declaration of Trust should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Declaration of Trust were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Declaration of Trust could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse Section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the Shareholders that economically have earned such gain or loss. The Managing Owner has discretion to determine which permitted method of allocation to use with respect to reverse Section 704(c) allocations.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the fair market value of the Shares, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund will make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. For example, the Fund may apply a convention in which it deems the price paid by a Shareholder to be the lowest quoted trading price of the Shares during the month in which the purchase occurred, irrespective of the actual price paid. The use of such conventions may result in basis adjustments that do not reflect a Shareholder’s purchase price for its Shares, including less favorable basis adjustments to a Shareholder who paid more than the lowest quoted trading price of the Shares for the month in which the purchase occurred. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.

Uniformity of Shares

Because the Fund cannot match transferors and transferees of Shares, the Fund will adopt tax accounting positions that may not conform with aspects of existing Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to Shareholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of Shares and could have a negative impact on the value of Shares or result in audits of and adjustments to Shareholders’ tax returns.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

Creation and Redemption of Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. Except to the extent Section 751(a) applies to treat any gain or loss as ordinary, the gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations (which limitations are currently being phased out through 2010 and scheduled to be reinstated thereafter) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro-rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year. If the Managing Owner determines that the Fund is an investor, the Fund will treat the management fees of the Fund as miscellaneous itemized deductions. If, however, the Managing Owner determines that the Fund is a trader, the Fund will treat the management fees as ordinary business deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund intends to make a 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from U.S. Treasury bills, short-term and long-term capital gain or loss with respect to the VIX Futures, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Declaration of Trust to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Declaration of Trust to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Shareholders

The Fund will conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of U.S. Treasury bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

RICs may invest up to 25% of their assets in “qualified PTPs” and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which the Fund realizes sufficient gross income from its VIX Futures. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs. The Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Fund’s status under the qualified PTP rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares. These considerations arise under various taxing schemes, which include taxes imposed on entities treated as partnerships for U.S. federal income tax purposes, withholding on the distributive share of a nonresident partner, franchise and capital taxes, gross income taxes, net income taxes, value added taxes, and gross receipts taxes.

State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit for state net income tax purposes. For Shareholders that are taxed as entities for state or local tax income tax purposes, the taxable nexus, income, and apportionment factors of the Fund may flow through to the Shareholder and such flow-through may disproportionately impact the taxability of the Shareholder in one or more jurisdictions relative to that Shareholder’s distributive share from the Fund. For Shareholders that are individuals, the taxable nexus and apportioned income of the Fund will generally flow through to the Shareholder and the Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local income tax purposes in the jurisdiction in which the Shareholder is a resident. The Fund may have a taxable nexus with one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file state and local tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective investor should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction(s) in which the Shareholder is resident.

Under current law and assuming full compliance with the terms of the Declaration of Trust (and other relevant documents), the Fund likely will not generate Connecticut source income for individual Shareholders because income from intangible personal property constitutes income derived from Connecticut sources only to the extent that such income is from property employed in a business, trade, profession or occupation carried on in Connecticut. For a Shareholder that is taxed as a corporation for Connecticut tax purposes, if the corporation is not otherwise carrying on or doing business within Connecticut, then it will likely not be subject to Connecticut corporation business tax or the capital stock tax as a result of the being a Shareholder and not be required to file a corporation business tax return. For a Shareholder that is taxed as a corporation for Connecticut tax purposes, if the corporation is otherwise carrying on or doing business within Connecticut, then it will include the distributive share of income and apportionment factors of the Fund in its calculation of its Connecticut corporation business tax liability.

A prospective investor should consult its tax adviser with respect to the state and local tax implications arising from an investment in the Shares.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Recently Enacted Legislation

Recently enacted legislation will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) with respect to payments made after December 31, 2012, impose a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Fund.

Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012. U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Fund.

PROSPECTIVE INVESTORS ARE URGED TO

CONSULT THEIR TAX ADVISERS BEFORE

DECIDING WHETHER TO INVEST IN

THE SHARES.

PURCHASES BY

EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations— ‘Tax-Exempt Organizations’” at page 82. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares will be freely transferable because the Shares will be freely tradeable on the NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Fund and of each other. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Clearing Broker, the Administrator, the Trustee, the Index Sponsor, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Initial Purchaser

Jefferies & Company, Inc. is the Initial Purchaser of Shares. On [            ], the Initial Purchaser agreed to purchase and take delivery of 100,000 Shares, which comprise the initial Baskets of the Fund, at a purchase price of $50.00 per Share ($500,000 per Basket), pursuant to an Initial Purchaser Agreement. This price has been arbitrarily determined inasmuch as the Shares have no inherent value at the Fund’s inception and it is not indicative of prices that will prevail in the trading market. The Initial Purchaser proposes to offer these 100,000 Shares at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with the sale of the Shares to the public.

The Fund will not bear any expenses in connection with the offering or sales of the Shares composing the initial Basket.

The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

The Initial Purchaser will only act in such a capacity with respect to the initial Baskets of the Fund. The Initial Purchaser will create Shares of the initial Baskets at a price of $50 per Share. The price of $50 per Share has been arbitrarily determined inasmuch as the Shares have no inherent value at the Fund’s inception. In contrast, Authorized Participants will create Shares of each Basket as the net asset value per Share. The Initial Purchaser’s activities will cease after it has fully transacted with respect to the initial Baskets of the Fund. Authorized Participants will not be involved with the purchase and sale of the initial Baskets of the Fund. Therefore, the Initial Purchaser’s activities will be distinct from those of an Authorized Participant.

Authorized Participants

The Fund will issue Shares in Baskets to Authorized Participants continuously as of noon New York time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund. Baskets will be issued at the net asset value of 10,000 Shares as of the closing time of the NYSE Arca or the CFE, the exchange on which the Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may from time-to-time, offer Shares from any Baskets they create to the public. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of

Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, Jefferies & Company, Inc. has executed a Participant Agreement and is the only Authorized Participant.

Likelihood of Becoming a Statutory Underwriter

The Fund will issue the initial Baskets to the Initial Purchaser and will issue Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

Nature of Payment	Payor	Amount of Payment	Services Provided
Marketing Agent Fee	Fund

For the first eighteen (18)

months the Fee will be calculated daily and payable monthly, equal to the greater of $25,000 minimum per year or an annual rate of 0.04% of the Fund’s average daily net assets. Thereafter, the greater of $25,000 minimum per year or an annual rate of 0.05% of the Fund’s average daily net assets.

Assisting the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials, consulting with FINRA and ensuring compliance with FINRA marketing rules and maintaining certain books and records pertaining to the Fund.

        For additional details see below.

General

Investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10% plus 0.5% for bona fide due diligence.

        The Initial Purchaser will not charge a commission of greater than 1% (which represents a maximum of $4,000,000 of the amount registered hereby) of the price per Share in offering and selling the Shares comprising the Initial Baskets of the Fund.

Pursuant to the Marketing Agreement, ALPS Distributors will be paid by the Fund the greater of $25,000 minimum per year or an annual rate of 0.04% of the Fund’s average daily net assets, for the first eighteen (18) months of operations. Thereafter, the greater of $25,000 minimum per year or an annual rate of 0.05% of the Fund’s average daily net assets, plus any fees or disbursements incurred by ALPS Distributors in connection with the performance by ALPS Distributors of its duties on behalf of the Fund.

The payments to ALPS Distributors will not, in the aggregate, exceed 0.25%, of the gross offering proceeds of the offering (or in an amount equal to $1,000,000, of the $400,000,000 registered on the initial Registration Statement on Form S-1 in respect of the Fund). The Fund will advise ALPS Distributors and ALPS Distributors will monitor compensation received in connection with the Fund to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Shares will trade on the NYSE Arca under the symbol “VIXX”.

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to the Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax matters and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent the Fund or the Shareholders in matters relating to the Fund and no other counsel has been engaged to act on their behalf.

        Richards, Layton & Finger, P.A., special Delaware counsel to the Fund, has advised the Fund in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The statement of financial condition of Jefferies S&P 500 VIX Short-Term Futures ETF as of June 11, 2010 and the related statements of changes in net assets and cash flows for the period from April 21, 2010 (formation) to June 11, 2010 and the consolidated statement of financial condition of Jefferies Commodity Investment Services, LLC and Subsidiaries as of May 31, 2010, and the related consolidated statements of operations, changes in member’s deficit, and cash flows for the period from December 2, 2009 (commencement of operations) to May 31, 2010 have been included in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION

AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.jamfunds.com/jcis. The Fund will file periodic, quarterly and annual reports with the SEC. Investors can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY

OF THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you are a former Shareholder, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

Report of Independent Registered Public Accounting Firm

The Shareholder

Jefferies S&P 500 VIX Short-Term Futures ETF:

We have audited the accompanying statement of financial condition of Jefferies S&P 500 VIX Short-Term Futures ETF (the “Fund”) as of June 11, 2010, and the related statements of changes in net assets and cash flows for the period from April 21, 2010 (Formation) to June 11, 2010. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jefferies S&P 500 VIX Short-Term Futures ETF as of June 11, 2010, and the changes in its net assets and its cash flows for the period from April 21, 2010 (Formation) to June 11, 2010, in conformity with U.S. generally accepted accounting principles.

/S/ KPMG LLP

New York, New York

July 16, 2010

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Statement of Financial Condition

June 11, 2010

(In U.S. Dollars)

Assets:
Cash and cash equivalents	$1,000

Total assets	$1,000

Net Assets:
20 Management Units	1,000

Total net assets	$1,000

See accompanying notes to financial statements.

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Statement of Changes in Net Assets

Period from April 21, 2010 (Formation) through June 11, 2010

(In U.S. Dollars)

Net increase in net assets resulting from capital transactions:
Contribution from Jefferies Commodity Investment Services, LLC	$1,000

Net increase in net assets resulting from capital transactions	1,000

Net increase in net assets	1,000
Net assets, beginning of period	—

Net assets, end of period	$1,000

See accompanying notes to financial statements.

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Statement of Cash Flows

Period from April 21, 2010 (Formation) through June 11, 2010

(In U.S. Dollars)

Cash flows from financing activities:
Contribution from Jefferies Commodity Investment Services, LLC	$1,000

Net cash provided by financing activities	1,000

Net increase in cash and cash equivalents	1,000
Cash and cash equivalents at:
Beginning of period	—

End of period	$1,000

See accompanying notes to financial statements.

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Financial Statements

June 11, 2010

(In U.S. Dollars)

(1)	Organization

The Jefferies S&P 500 VIX Short-Term Futures ETF (the “Fund”), an indirect wholly-owned subsidiary of Jefferies Group, Inc., was formed as a Delaware statutory trust on April 21, 2010, and has not yet commenced operations. Upon formation of the Fund, 20 general units of the Fund were issued to Jefferies Commodity Investment Services, LLC, (the “Managing Owner”), a wholly owned subsidiary of Jefferies Group, Inc., in exchange for a capital contribution of $1,000. The Managing Owner will serve as the Fund’s commodity pool operator, commodity trading advisor, and managing owner.

The Fund will offer common units of beneficial interest (the “Shares”). The proceeds of the offering of Shares will be invested in long positions in futures contracts underlying the S&P 500 VIX Short-Term Futures Index ER (the “VIX Futures Index”), with a view to tracking the changes, whether positive or negative, in the level of the VIX Futures Index over time. The Fund also may invest in forward agreements, swaps, or other over-the-counter derivatives referencing the futures contracts underlying the VIX Futures Index. The Fund is also intended to reflect the excess, if any, of its interest income from its investment in U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities, over the expenses of the Fund. The Managing Owner and the Shareholders will share in any profits and losses of the Fund in proportion to the percentage interest owned by each.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Cash and Cash Equivalents

The Fund defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less. Cash and cash equivalents will consist primarily of commercial paper and similar short-dated securities.

(c)	Valuation of Financial Instruments

The Fund accounts for its financial instruments at fair value with changes in fair value recognized in the statement of operations. The Fund’s financial instruments will include futures contracts underlying the VIX Futures Index (collectively “VIX Futures”) and U.S. Treasury bills. The Fund’s financial instruments may also include over-the-counter derivative contracts referencing the VIX Futures.

Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). In determining fair value, the Fund maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instrument based on market data obtained from independent sources. Unobservable inputs reflect the Managing Owner’s assumptions that market participants would use in pricing the financial instrument developed based on the best information available in the circumstances. Greater use of management judgment is required in determining fair value when inputs are less observable or unobservable in the market place. The fair value of futures is determined based upon the settlement price published by the exchange on which a particular futures contract is traded. U.S. Treasury bills are measured based upon quoted market prices. The fair value of other financial instruments is based on consideration of available market information, including market data obtained from independent sources. The valuation process for over-the-counter derivative contracts may include the use of valuation models and other techniques using valuation inputs based on broker quotes, if available, and other market data related to the underlying futures contracts.

(d)	Organizational Expenses and Offering Costs

Organizational expenses relating to the Fund are those expenses incurred in connection with the formation of the Fund. Offering costs are those costs associated with the qualification and registration of the Fund’s Shares and legal registration and administrative fees associated with offering the Shares for sale and distribution.

Upon commencing operations, the Fund is subject to reimbursing the Managing Owner and its affiliates for the expense and costs incurred by the Managing Owner (whether incurred prior to or after the commencement of the Fund’s trading operations) in connection with the organization of the Fund and the offering of the Fund’s Shares. The Fund’s reimbursement of organizational expenses and offering costs is subject to a cap of 0.14% per annum of the daily net asset value of the Fund in any month. To the extent that the Fund is required to reimburse the Managing Owner in a period for the organizational expenses and offering costs incurred through the end of that period, such expenses will be recognized by the Fund in that period in the statement of operations. Refer to Note 4(b) for further discussion regarding the Overall Expense Cap.

(e)	Income Taxes

The Fund has elected to be treated as a pass-through entity for U.S. income tax purposes and is therefore not subject to federal, state and local income taxes. Accordingly, no provision for income taxes has been made in the accompanying financial statements. Individual investors are responsible for their own income taxes.

(3)	The Offering of Shares

Once the Fund commences operations, Shares may be purchased from the Fund only by certain eligible financial institutions (the “Authorized Participants”) and only in one or more blocks of 10,000 Shares (a “Basket”).

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Financial Statements

June 11, 2010

(In U.S. Dollars)

(4)	Expenses

(a)	Management Fee

Upon commencement of operations of the Fund, the Fund will pay the Managing Owner a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund. The Management Fee is paid in consideration of the Managing Owner’s trading advisory services.

(b)	Overall Expense Cap

The Managing Owner pays the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s operations), the brokerage expenses, and the routine operational, administrative and other ordinary expenses of such Fund (together, “Covered Expenses”), to the extent that, in the aggregate, they exceed 0.14% per annum of the daily net asset value of the Fund in any month (the “Overall Expense Cap”). Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.14% per annum overall expense cap in respect of such month. The 0.75% per annum Management Fee described above and the extraordinary fees and expenses described below are not subject to the Overall Expense Cap. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time. As of June 11, 2010, $201,109 of Covered Expenses have been incurred by the Managing Owner and its affiliates in relation to the Fund. In the event that the Fund does not commence operations, none of the Covered Expenses will be reimbursed.

(c)	Extraordinary Fees and Expenses

Once the Fund commences operations, the Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of itself. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(d)	Management Fee and Expenses to be Paid First Out of Interest Income

The Management Fee, all expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of Shares, brokerage expenses, and the routine operational, administrative and other ordinary expenses of the Fund (including reimbursement payments to the Managing Owner) will be paid first out of interest income from the Fund’s holdings of U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities. To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Financial Statements

June 11, 2010

(In U.S. Dollars)

(5)	Termination

The term of the Fund is perpetual (unless terminated earlier in certain circumstances).

(6)	Redemptions and Redemption Procedures

Once the Fund commences operations, on any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets of Shares in accordance with the provisions set forth in the Fund’s prospectus. The redemption proceeds from the Fund will consist of the cash redemption amount. The cash redemption amount will be equal to the net asset value of the number of Baskets of the Fund requested in the Authorized Participant’s redemption order.

(7)	Related Party Transactions

The Fund’s obligation to pay, or to reimburse the Managing Owner or its affiliates for paying operating expenses, organizational and offering costs under certain circumstances is described in Note 4.

(8)	Subsequent Events

The Fund evaluated the need for disclosure and/or adjustments resulting from subsequent events through the date the financial statements were issued. This evaluation did not result in a finding of any subsequent events that necessitated disclosures and/or adjustments.

Report of Independent Registered Public Accounting Firm

The Member

Jefferies Commodity Investment Services, LLC and Subsidiaries:

We have audited the accompanying consolidated statement of financial condition of Jefferies Commodity Investment Services, LLC (the “Managing Owner”) and Subsidiaries as of May 31, 2010, and the related consolidated statements of operations, changes in member’s deficit and cash flows for the period from December 2, 2009 (Commencement of Operations) to May 31, 2010. These consolidated financial statements are the responsibility of the Managing Owner’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jefferies Commodity Investment Services, LLC and Subsidiaries, as of May 31, 2010, and the results of their operations, changes in their member’s deficit, and their cash flows for the period from December 2, 2009 (Commencement of Operations) to May 31, 2010, in conformity with U.S. generally accepted accounting principles.

/S/ KPMG LLP

New York, New York

July 16, 2010

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Consolidated Statement of Financial Condition

May 31, 2010

(In U.S. Dollars)

Assets:
Cash	$10,000

Total assets	$10,000

Liabilities and Member’s Deficit:
Payable to affiliates	$205,692
Accrued expenses	676,815

Total liabilities	882,507
Member’s Deficit:
Member’s deficit	(66,670)
Accumulated deficit	(805,837)

Total member’s deficit	(872,507)

Total liabilities and member’s deficit	$10,000

See accompanying notes to consolidated financial statements.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Consolidated Statement of Operations

Period from December 2, 2009 (Commencement of Operations) through May 31, 2010

(In U.S. Dollars)

Expenses:
Professional fees	$728,141
Registration fees	77,696

Total expenses	805,837

Net loss	$(805,837)

See accompanying notes to consolidated financial statements.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Consolidated Statement of Changes in Member’s Deficit

Period from December 2, 2009 (Commencement of Operations) through May 31, 2010

(In U.S. Dollars)

Member’s capital, beginning of period	$—
Capital contributions from Jefferies Group, Inc	10,000
Net loss	(805,837)
Assumption of offering and organizational costs	(76,670)

Member’s deficit, end of period	$(872,507)

See accompanying notes to consolidated financial statements.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Consolidated Statement of Cash Flows

Period from December 2, 2009 (Commencement of Operations) through May 31, 2010

(In U.S. Dollars)

Cash flows from operating activities:
Net loss	$(805,837)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in operating liabilities:
Payable to affiliates	129,022
Accrued expenses	676,815

Net cash provided by operating activities	—

Cash flows from financing activities:
Capital contribution from Jefferies Group, Inc.	10,000

Net cash provided by financing activities	10,000

Net increase in cash and cash equivalents	10,000
Cash at:
Beginning of period	—

End of period	$10,000

Supplemental disclosure of cash flow information:
Assumption of offering and organizational costs	$76,670

See accompanying notes to consolidated financial statements.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Consolidated Financial Statements

May 31, 2010

(In U.S. Dollars)

(1)	Organization

Jefferies Commodity Investment Services, LLC, a Delaware limited liability company (the “Managing Owner”), was formed on December 2, 2009 (the “Formation Date”), and is a wholly owned subsidiary of Jefferies Group, Inc. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Managing Owner will serve as the managing owner of one or more Delaware statutory trusts expected to be listed for trading as exchange-traded funds (each a “Fund”, and collectively, the “Funds”). The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), and include the financial statement balances of Jefferies Commodity Real Return ETF, Jefferies TR/J CRB Commodity Index ETF, Jefferies S&P 500 VIX Short-Term Futures ETF and Jefferies S&P 500 VIX Mid-Term Futures ETF. These entities are the Funds which currently are wholly owned by the Managing Owner. All significant intercompany transactions and balances have been eliminated in consolidation. The year end of Jefferies Commodity Investment Services, LLC is the calendar year ending December 31. A twelve-month fiscal year for the Managing Owner is not encompassed in the reporting of these financial statements, as these financial statements are prepared for the inception-to-date period included within the initial public filing of the various Funds currently wholly owned by the Managing Owner.

(2)	Significant Accounting Policies

(a)	Basis of Accounting

The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent; however, actual results could differ from these estimates.

(c)	Income Taxes

The Managing Owner is a disregarded entity (single-member limited liability company not electing to be taxed as a corporation) for U.S. tax purposes. Its taxable income is therefore included in the same tax return as that of its owner member and not subject to separate taxation.

(d)	Related Party Transactions

(1)	Management Fee

Upon commencement of operations of any Fund, such Fund is expected to pay the Managing Owner a management fee (“Management Fee”). The Management Fee is paid in consideration of the Managing Owner’s futures trading advisory services.

(2)	Covered Expenses

The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Funds as well as the expenses incurred in connection with the offering of the Funds’ Shares (whether incurred prior to or after the commencement of each Fund’s trading operations), the

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Consolidated Financial Statements

May 31, 2010

(In U.S. Dollars)

brokerage expenses, the routine operational, administrative and other ordinary expenses of such Fund (together, “Covered Expenses”). Any such amounts paid by the Managing Owner are expected to be subject to potential reimbursement by each Fund with respect to amounts relating to that Fund, without interest, to the extent that such Covered Expenses do not, in the aggregate, exceed a maximum percentage per annum of the daily net asset value of the Fund in any month as specified in each Fund’s Prospectus (as applied to each Fund, the “Overall Expense Cap”). Any expense reimbursement payment during any month is expected to be counted toward the per annum Overall Expense Cap for the applicable Fund in respect of such month. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If a Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time as relates to that Fund.

Should a Fund not commence operations, none of the Covered Expenses will be reimbursed by such Fund. As of May 31, 2010, approximately $858,355 of Covered Expenses have been incurred by the Managing Owner and its affiliates. A total of $76,670 of the Covered Expenses were incurred prior to the Formation Date and were charged to Member’s Capital on the Statement of Changes in Member’s Deficit. A total of $781,685 of the Covered Expenses were incurred after the Formation Date and are reflected within expenses on the Statement of Operations. These Covered Expenses, together with expenses of $24,152 incurred directly by the Company, have resulted in a total Member’s Accumulated Deficit of $872,507.

The Managing Owner has incurred covered expenses of $383,380 for Jefferies Commodity Real Return ETF, $152,291 for Jefferies TR/J CRB Commodity Index ETF, $161,030 for Jefferies S&P 500 VIX Short-Term Futures ETF and $161,654 for Jefferies S&P 500 VIX Mid-Term Futures ETF.

(3)	Investment in Funds

Upon formation of each Fund, units (the “General Units”) of such Fund were issued to the Managing Owner in exchange for a capital contribution of $1,000 for each Fund. The General Units confer to the Managing Owner exclusive management and control of all aspects of the business of the Funds, as well as economic participation on par with passive shareholders.

The Managing Owner accounts for its investment in each Fund at such Fund’s net asset value per share as calculated by the Fund in accordance with the definition of fair value under U.S. GAAP. As the Managing Owner is currently the only investor in each Fund, the investments in the Funds are eliminated in consolidation as of May 31, 2010.

(4)	License Agreement

The Managing Owner is expected to enter into a license agreement (each, a “License Agreement”) with the sponsor or sponsors of any indices the Funds are intended to track. In certain instances, the index sponsors are expected to include the Managing Owner’s affiliate Jefferies Financial Products, LLC, a wholly owned subsidiary of Jefferies Group, Inc. Under each License Agreement, the licensor(s) is expected to grant to the applicable Fund a license to use certain service marks and trademarks of the licensor(s) in connection with the marketing and promotion of a Fund and to use or refer to the service marks and trademarks in connection with the issuance and trading of a Fund’s shares.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Consolidated Financial Statements

May 31, 2010

(In U.S. Dollars)

License fees will be paid on behalf of the Funds by the Managing Owner, subject to reimbursement as Covered Expenses as described in Note 2.

(5)	Payable to affiliates

The Payable to Affiliates of $205,692 included on the Consolidated Statement of Financial Condition represents the total expenses incurred by the Managing Owner as of the date of these consolidated financial statements which have been paid by affiliates of the Managing Owner.

(e)	Subsequent Events

The Managing Owner evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the consolidated financial statements were issued. This evaluation did not result in a finding of any subsequent events that necessitated disclosures and/or adjustments.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

JEFFERIES S&P 500 VIX SHORT-TERM FUTURES ETF

Shares of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page 14 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT.

[            ], 2010

Jefferies Commodity Investment Services, LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO JEFFERIES GROUP, INC.

Jefferies Group, Inc.

Jefferies Group, Inc. and its subsidiaries operate as a major global securities and investment banking firm serving companies and their investors. Jefferies Group, Inc. controls numerous operating companies, together Jefferies Group, including the Managing Owner, Jefferies Commodity Investment Services, LLC. Jefferies Group offers companies capital markets, merger and acquisition, restructuring and other financial advisory services. It provides investors fundamental research and trade execution in equity, equity-linked, and fixed income securities, including corporate bonds, government and agency securities, repo finance, mortgage- and asset-backed securities, municipal bonds, whole loans and emerging markets debt, convertible securities, commodity transactions and derivatives. It also provides asset management services and products to institutions and other investors.

As of March 31, 2010, Jefferies Group had 2,729 employees. It maintained offices in more than 25 cities worldwide with its headquarters located at 520 Madison Avenue, New York, New York 10022. Its telephone number is (212) 284-2550 and its Internet address is www.jefferies.com.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2011 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2011 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their futures broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You Face – (11) Potentially Illiquid Markets, Disruption of Market Trading and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of the Fund And, In Turn, The Value Of Your Shares.”

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund and the Fund themselves are not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Clearing Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Clearing Broker and the Managing Owner are members of the NFA (the Fund and the Fund themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his futures broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a futures broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the futures broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by Jefferies S&P 500 VIX Short-Term Futures ETF (the “Fund”) and Jefferies Commodity Investment Services, LLC (the “Managing Owner”). The Fund and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Fund and the Managing Owner may collect the following types of information concerning investors in the Fund who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Authorized Participant, the Clearing Broker, administrators, auditors and the legal advisers of the Fund. Additionally, the Fund and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Managing Owner.

Until                     , 2010 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Jefferies S&P 500 VIX Short-Term Futures ETF

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate Amount
Securities and Exchange Commission Registration Fee	$28,520
Financial Industry Regulatory Authority Filing Fee	40,500
Printing Expenses	12,000
Fees of Certified Public Accountants	31,000
Fees of Counsel	152,145

Total	$264,165

Item 14.	Indemnification of Directors and Officers.

Section 4.7 of the Amended and Restated Declaration of Trust and Trust Agreement of the Fund filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Fund, as the case may be, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund, as the case may be, provided that (i) the Managing Owner was acting on behalf of or performing services for the Fund, as the case may be, and has determined, in good faith, that such course of conduct was in the best interests of the Fund, as the case may be, and such liability or loss was not the result of gross negligence or willful misconduct, or a breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under the Amended and Restated Declaration of Trust and Trust Agreement shall be from assets of the Fund, as the case may be.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement**

4.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of Jefferies S&P 500 VIX Short-Term Futures ETF*

4.2	Form of Participant Agreement**

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Form of Opinion of Richards, Layton & Finger, P.A., as to legality**

8.1	Form of Opinion of Sidley Austin LLP as to income tax matters**

10.1	Form of Brokerage Agreement

10.2	Form of Administration Agreement**

10.3	Form of Global Custody Agreement**

10.4	Form of Transfer Agency and Service Agreement**

10.5	Form of Marketing Agent Agreement

10.6	Form of S&P License Agreement**

23.1	Form of Consent of Sidley Austin LLP is included as part of this Registration Statement

23.2	Form of Consent of Richards, Layton & Finger (included in Exhibit 5.1)

23.3	Form of Consent of Sidley Austin LLP as tax counsel (included in Exhibit 8.1)

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm, is included as part of this Registration Statement

*	To be filed by amendment.
**	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to Form S-1 on June 18, 2010 and incorporated herein by reference.

(b) The following financial statements are included in the Prospectus:

(1)	Jefferies S&P 500 VIX Short-Term Futures ETF

(i) Report of Independent Registered Public Accounting Firm dated July 16, 2010	90
(ii) Statement of Financial Condition dated June 11, 2010	91
(iii) Statement of Changes in Net Assets for the Period from April 21, 2010 (Formation) through June 11, 2010	92
(iv) Statement of Cash Flows for the Period from April 21, 2010 (Formation) through June 11, 2010	93
(v) Notes to Financial Statements	94

(2)	Jefferies Commodity Investment Services, LLC

(i) Report of Independent Registered Public Accounting Firm dated July 16, 2010	97
(ii) Consolidated Statement of Financial Condition dated May 31, 2010	98
(iii) Consolidated Statement of Operations for the Period from December 2, 2009 (Commencement of Operations) through May 31, 2010	99
(iv) Consolidated Statement of Changes in Member’s Deficit for the Period from December 2, 2009 (Commencement of Operations) through May 31, 2010	100
(v) Consolidated Statement of Cash Flows for the Period from December 2, 2009 (Commencement of Operations) through May 31, 2010	101
(vi) Notes to Consolidated Financial Statements	102

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on the 16th day of July, 2010.

Jefferies S&P 500 VIX Short-Term Futures ETF

By:	Jefferies Commodity Investment Services, LLC, its Managing Owner

By:	/s/ Adam C. De Chiara
Name: Adam C. De Chiara
Title: Co-President

By:	/s/ Bradford L. Klein
Name: Bradford L. Klein
Title: Co-President

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

Jefferies Commodity Investment Services, LLC, Managing Owner Of the Registrant

/s/ Adam C. De Chiara Name: Adam C. De Chiara	Co-President (Co-Principal Executive Officer)	July 16, 2010

/s/ Bradford L. Klein Name: Bradford L. Klein	Co-President (Co-Principal Executive Officer)	July 16, 2010

/s/ Peregrine C. Broadbent Name: Peregrine C. Broadbent	Chief Financial Officer (Principal Financial Officer)	July 16, 2010

(Being the principal executive officers, the principal financial and accounting officer and all of the directors of Jefferies Commodity Investment Services, LLC)

Jefferies Commodity Investment Services, LLC, Managing Owner Of the Registrant

/s/ Adam C. De Chiara Name: Adam C. De Chiara	Co-President (Co-Principal Executive Officer)	July 16, 2010

/s/ Bradford L. Klein Name: Bradford L. Klein	Co-President (Co-Principal Executive Officer)	July 16, 2010

/s/ Peregrine C. Broadbent Name: Peregrine C. Broadbent	Chief Financial Officer (Principal Financial Officer )	July 16, 2010

P-1